                                                                    EXHIBIT 4.11

                 DEBTOR IN POSSESSION REVOLVING CREDIT AGREEMENT

                          dated as of December 18, 2001


                                      among


                                NATIONSRENT, INC.
                       AND ITS SUBSIDIARIES PARTY HERETO,
    as debtors and debtors in possession and as joint and several Borrowers,


                                       and


                   The Lending Institutions Referred to Herein
                                    as Banks


                                       and


                               FLEET NATIONAL BANK
                   as Administrative Agent, Syndication Agent,
                         Swing Lender, and Issuing Bank

                                      with

            FLEET SECURITIES, INC., as Lead Arranger and Book Manager

                                TABLE OF CONTENTS

1.   DEFINITIONS AND RULES OF INTERPRETATION.........................................................2
         1.1.   Definitions..........................................................................2
         1.2.   Rules of Interpretation.............................................................21

2.   THE REVOLVING CREDIT FACILITY..................................................................22
         2.1.   Commitment to Lend..................................................................22
         2.2.   Commitment Fee......................................................................22
         2.3.   Reduction of Total Commitment.......................................................23
         2.4.   The Notes...........................................................................23
         2.5.   Interest on Loans...................................................................23
         2.6.   Requests for Loans..................................................................24
         2.7.   Funds for Loans.....................................................................24
                  2.7.1.   Funding Procedures.......................................................24
                  2.7.2.   Advances by Agent........................................................24
         2.8.   Swing Line..........................................................................25
         2.9.   Settlements.........................................................................25
                  2.9.1.   General..................................................................25
                  2.9.2.   Failure to Make Funds Available..........................................26
                  2.9.3.   No Effect on Other Banks.................................................26
         2.10.  Repayments of Loans Prior to Termination Declaration Date...........................27
                  2.10.1.   Credit for Funds Received in Concentration Account......................27
                  2.10.2.   Application of Payments Prior to Termination Declaration Date...........27
         2.11.  Repayments of Loans After Termination Declaration Date..............................29

3.   REPAYMENT OF THE LOANS.........................................................................29
         3.1.   Maturity............................................................................29
         3.2.   Mandatory Repayments of Loans and Prepetition Lender Debt...........................29
         3.3.   Optional Repayments of Loans........................................................31

4.   LETTERS OF CREDIT..............................................................................31
         4.1.   Letter of Credit Commitments........................................................31
                  4.1.1.   Commitment to Issue Letters of Credit....................................31
                  4.1.2.   Letter of Credit Applications............................................32
                  4.1.3.   Terms of Letters of Credit...............................................32
                  4.1.4.   Reimbursement Obligations of Banks.......................................32
                  4.1.5.   Participations of Banks..................................................32
         4.2.   Reimbursement Obligation of the Borrowers...........................................32
         4.3.   Letter of Credit Payments...........................................................33
         4.4.   Obligations Absolute................................................................34
         4.5.   Reliance by Issuing Bank............................................................34
         4.6.   Letter of Credit Fees...............................................................35
         4.7.   Cash Collateral for Letter of Credit Obligations....................................35

                                       i
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
5.   WAIVER OF SURETYSHIP DEFENSES..................................................................35

6.   CLOSING DATE FEES..............................................................................36
         6.1.   Agents' Fee.........................................................................36
         6.2.   Nature of Fees......................................................................36

7.   CERTAIN GENERAL PROVISIONS.....................................................................36
         7.1.   Funds for Payments..................................................................36
                  7.1.1.   Payments to Agent........................................................36
                  7.1.2.   No Offset, etc...........................................................37
                  7.1.3.   Receipt of Funds by Agent................................................37
         7.2.   Computations........................................................................37
         7.3.   Capital Adequacy....................................................................37
         7.4.   Certificate.........................................................................38
         7.5.   Interest After Default..............................................................38
         7.6.   Interest Limitation.................................................................38

8.   Priority and Collateral Security...............................................................39
         8.1.   Superpriority Claims and Collateral Security........................................39
         8.2.   Collateral Security Perfection......................................................40
         8.3.   No Discharge; Survival of Claims....................................................40

9.   REPRESENTATIONS AND WARRANTIES.................................................................41
         9.1.   Corporate Authority.................................................................41
                  9.1.1.   Organization; Good Standing..............................................41
                  9.1.2.   Authorization............................................................41
                  9.1.3.   Enforceability...........................................................41
         9.2.   Governmental Approvals..............................................................41
         9.3.   Title to Properties; Leases.........................................................42
         9.4.   Fiscal Year; Financial Statements; Projections......................................42
                  9.4.1.   Fiscal Year, Fiscal Quarters.............................................42
                  9.4.2.   Financial Statements.....................................................42
                  9.4.3.   Cash Budget..............................................................42
         9.5.   No Material Changes.................................................................42
         9.6.   Franchises, Patents, Copyrights, etc................................................43
         9.7.   Litigation..........................................................................43
         9.8.   No Materially ADVERSE Contracts, etc................................................43
         9.9.   Compliance with Other Instruments, Laws, etc........................................44
         9.10.  Tax Status..........................................................................44
         9.11.  No Event of Default.................................................................44
         9.12.  Holding Company and Investment Company Acts.........................................44
         9.13.  Absence of Financing Statements, etc................................................44
         9.14.  Certain Transactions................................................................44
         9.15.  Employee Benefit Plans..............................................................45
                  9.15.1.   In General..............................................................45
                  9.15.2.   Terminability of Welfare Plans..........................................45
                  9.15.3.   Guaranteed Pension Plans................................................45
                  9.15.4.   Multiemployer Plans.....................................................46
         9.16.  Use of Proceeds.....................................................................46
                  9.16.1.   General.................................................................46
                  9.16.2.   Regulations U and X.....................................................46

                                       ii
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
         9.17.  Environmental Compliance............................................................46
         9.18.  Subsidiaries; Capitalization, Etc...................................................48
         9.19.  Disclosure..........................................................................48
         9.20.  Perfection of Security Interest.....................................................48
         9.21.  Bank Accounts.......................................................................49
         9.22.  Filed Entities......................................................................49
         9.23.  Eligible Receivables................................................................49

10.   AFFIRMATIVE COVENANTS OF THE BORROWERS........................................................49
         10.1.  Punctual Payment....................................................................49
         10.2.  Maintenance of Office...............................................................49
         10.3.  Records and Accounts................................................................49
         10.4.  Financial Statements, Certificates and Information..................................50
         10.5.  Notices.............................................................................51
                  10.5.1.   Defaults................................................................51
                  10.5.2.   Environmental Events....................................................51
                  10.5.3.   Notice of Litigation and Judgments......................................51
                  10.5.4.   Notification of Claim Against Collateral................................52
                  10.5.5.   Notice Regarding Executory Contracts....................................52
         10.6.  Corporate Existence; Maintenance of Properties; Etc.................................52
         10.7.  Insurance...........................................................................52
         10.8.  Taxes...............................................................................53
         10.9.  Inspection of Properties and Books; Information.....................................53
         10.10. Compliance With Laws, Contracts, Licenses, and Permits..............................53
         10.11. Employee Benefit Plans..............................................................54
         10.12. Use of Proceeds.....................................................................54
         10.13. Cash Management Arrangements; Depository Arrangements...............................54
         10.14. Retention of Financial Advisor and Commercial Finance Audits and Appraisals.........55
         10.15. Collateral Preservation.............................................................55
         10.16. Real Estate Matters.................................................................55
         10.17. Landlords and Warehousemen..........................................................56
         10.18. Management Search...................................................................56
         10.19. Leases..............................................................................56
         10.20. Further Assurances..................................................................57

11.   CERTAIN NEGATIVE COVENANTS OF THE BORROWERS...................................................57
         11.1.  Restrictions on Indebtedness........................................................57
         11.2.  Restrictions on Liens...............................................................57
         11.3.  Restrictions on Investments.........................................................59
         11.4.  Distributions.......................................................................59
         11.5.  Merger, Consolidation and Disposition of Assets.....................................60
                  11.5.1.   Mergers and Acquisitions................................................60
                  11.5.2.   Disposition of Assets...................................................60
         11.6.  Sale and Leaseback..................................................................60
         11.7.  Compliance with Environmental Laws..................................................60

                                      iii
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
         11.8.  Subordinated Debt...................................................................60
         11.9.  Employee Benefit Plans..............................................................61
         11.10. Business Activities.................................................................61
         11.11. Fiscal Year; Fiscal Quarters........................................................61
         11.12. Transactions with Affiliates........................................................61
         11.13. Bank Accounts.......................................................................62
         11.14. Bankruptcy Cases....................................................................62
         11.15. Prepetition Indebtedness............................................................62

12.   FINANCIAL COVENANTS OF THE BORROWERS..........................................................63

13.   CLOSING CONDITIONS............................................................................66
         13.1.  Interim Order; Final Order..........................................................66
         13.2.  Loan Documents......................................................................66
         13.3.  Certified Copies of Charter Documents...............................................66
         13.4.  Corporate Action....................................................................66
         13.5.  Incumbency Certificate..............................................................66
         13.6.  Certificates of Insurance...........................................................67
         13.7.  Opinions of Counsel.................................................................67
         13.8.  Payment of Fees.....................................................................67
         13.9.  Perfection Certificates and Search Results..........................................67
         13.10. Validity of Liens...................................................................67
         13.11. First Day Orders....................................................................67
         13.12. Amendment to Prepetition Credit Agreement...........................................68

14.   CONDITIONS TO ALL BORROWINGS..................................................................68
         14.1.  Interim Order or Final Order........................................................68
         14.2.  Representations True; No Event of Default...........................................69
         14.3.  No Legal Impediment.................................................................69
         14.4.  Governmental Regulation.............................................................69
         14.5.  Proceedings and Documents...........................................................69
         14.6.  Payment of Fees.....................................................................69

15.   EVENTS OF DEFAULT; ACCELERATION; ETC..........................................................69
         15.1.  Events of Default and Acceleration..................................................70
         15.2.  Termination of Commitments..........................................................74
         15.3.  Remedies............................................................................74
         15.4.  Distribution of Collateral Proceeds.................................................75

16.   SHARING OF SET-OFFS, ETC......................................................................76

17.   THE AGENTS....................................................................................77
         17.1.  Authorization.......................................................................77
         17.2.  Employees and Agent.................................................................78
         17.3.  No Liability........................................................................78
         17.4.  No Representations..................................................................78
                  17.4.1.   General.................................................................78
                  17.4.2.   Closing Documentation, etc..............................................79

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
         17.5.  Payments............................................................................79
                  17.5.1.   Payments to Agent.......................................................79
                  17.5.2.   Distribution by Agent...................................................79
                  17.5.3.   Delinquent Banks........................................................79
         17.6.  Holders of Notes....................................................................80
         17.7.  Indemnity...........................................................................80
         17.8.  Agent as Banks......................................................................80
         17.9.  Resignation.........................................................................81
         17.10. Notification of Defaults and Events of Default......................................81
         17.11. Duties in the Case of Enforcement...................................................81

18.   EXPENSES AND INDEMNIFICATION..................................................................82
         18.1.  Expenses............................................................................82
         18.2.  Indemnification.....................................................................82
         18.3.  Survival............................................................................83

19.   SURVIVAL OF COVENANTS, ETC....................................................................84

20.   ASSIGNMENT AND PARTICIPATION..................................................................84
         20.1.  Conditions to Assignment by Banks...................................................84
         20.2.  Certain Representations and Warranties; Limitations; Covenants......................85
         20.3.  Register............................................................................86
         20.4.  New Notes...........................................................................86
         20.5.  Participations......................................................................86
         20.6.  Disclosure..........................................................................87
         20.7.  Assignee or Participant Affiliated with the Borrowers...............................87
         20.8.  Miscellaneous Assignment Provisions.................................................87
         20.9.  Assignment by Borrowers.............................................................88
         20.10. Assignment of Agency Roles..........................................................88

21.   NOTICES, ETC..................................................................................88

22.   GOVERNING LAW.................................................................................89

23.   HEADINGS......................................................................................89

24.   COUNTERPARTS..................................................................................89

25.   ENTIRE AGREEMENT, ETC.........................................................................90

26.   WAIVER OF JURY TRIAL..........................................................................90

27.   CONSENTS, AMENDMENTS, WAIVERS, ETC............................................................90

28.   SEVERABILITY..................................................................................91

                         LIST OF EXHIBITS AND SCHEDULES

         Exhibit A                   Form of Note
         Exhibit B                   Form of Loan Request
         Exhibit C                   Initial Cash Budget
         Exhibit D                   Form of Assignment and Acceptance
         Exhibit E                   Form of Borrowing Base Certificate

         Schedule 1.1                Lenders; Commitment Percentages
         Schedule 9.3                Title to Properties
         Schedule 9.4.1              Fiscal Quarters
         Schedule 9.6                Intellectual Properties
         Schedule 9.7                Litigation
         Schedule 9.8                Materially Adverse Contracts
         Schedule 9.9                Compliance with Laws
         Schedule 9.14               Certain Transactions
         Schedule 9.15.1             Employee Benefit Plans
         Schedule 9.17               Environmental Compliance
         Schedule 9.18               Subsidiaries
         Schedule 9.19               Disclosure
         Schedule 9.21               Bank Accounts
         Schedule 9.22               Certain Subsidiaries
         Schedule 11.1               Indebtedness
         Schedule 11.2               Liens
         Schedule 11.3               Investments
         Schedule 11.12              Affiliate Transactions

                         DEBTOR IN POSSESSION REVOLVING
                                CREDIT AGREEMENT

         This DEBTOR IN POSSESSION REVOLVING CREDIT AGREEMENT is made as of December 18, 2001, by and among NATIONSRENT, INC., a Delaware corporation and a debtor and a debtor in possession (the "PARENT"), and its Subsidiaries party hereto, each a debtor and a debtor in possession (together with the Parent, the "BORROWERS"), the lending institutions listed on SCHEDULE 1.1 hereto, FLEET NATIONAL BANK, as the Issuing Bank and the Swing Bank (the "ISSUING BANK" and the "SWING BANK"), FLEET NATIONAL BANK, as the administrative agent for the Banks (the "ADMINISTRATIVE AGENT") and as the syndication agent for the Banks (the "SYNDICATION AGENT" and together with the Administrative Agent, the "AGENTS"), and FLEET SECURITIES, INC., as lead arranger and book manager (the "ARRANGER").

         WHEREAS, on December 17, 2001 (the "FILING DATE"), the Borrowers filed separate petitions under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware;

         WHEREAS, each of the Borrowers intends to continue to operate its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

         WHEREAS, before the Filing Date, the Parent and its Subsidiaries party thereto (the "PREPETITION BORROWERS"), the Lenders party thereto (the "PREPETITION LENDERS"), Fleet National Bank, as the administrative agent (the "PREPETITION ADMINISTRATIVE AGENT"), Bankers Trust Company, as the syndication agent, and The Bank of Nova Scotia, as the documentation agent (collectively, the "PREPETITION AGENTS"), entered into that certain Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 2, 2000, as amended by that certain First Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 14, 2001, that certain Second Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of August 10, 2001 and that certain Third Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 14, 2001 (as so amended, the "PREPETITION CREDIT AGREEMENT"), pursuant to which the Prepetition Lenders extended credit to the Prepetition Borrowers on the terms set forth therein;

         WHEREAS, as of the date hereof, the Prepetition Lenders under the Prepetition Credit Agreement are owed approximately:

                  (a) $363,943,488.34 IN REVOLVING LOAN PRINCIPAL OBLIGATIONS INCURRED DIRECTLY BY THE PREPETITION BORROWERS, PLUS INTEREST, FEES, COSTS AND EXPENSES, INCLUDING $8,040,666.67 IN LETTER OF CREDIT REIMBURSEMENT OBLIGATIONS (THE "PREPETITION REVOLVER"), THE OBLIGATIONS OF THE PREPETITION BORROWERS IN RESPECT OF THE PREPETITION REVOLVER BEING JOINT AND SEVERAL, AND

                  (b) $395,364,440.56 IN TERM LOAN PRINCIPAL OBLIGATIONS INCURRED DIRECTLY BY THE PREPETITION BORROWERS, PLUS INTEREST, FEES, COSTS AND EXPENSES (THE "TERM LOAN"), THE OBLIGATIONS OF THE PREPETITION BORROWERS IN RESPECT OF THE TERM LOAN BEING JOINT AND SEVERAL;

         WHEREAS, THE LOAN OBLIGATIONS OF THE BORROWERS UNDER THE PREPETITION CREDIT AGREEMENT ARE SECURED BY LIENS ON SUBSTANTIALLY ALL OF THE EXISTING AND AFTER-ACQUIRED ASSETS OF THE BORROWERS, AND SUCH LIENS ARE PERFECTED AND, EXCEPT AS OTHERWISE PERMITTED IN THE PREPETITION CREDIT AGREEMENT, HAVE PRIORITY OVER OTHER LIENS;

         WHEREAS, the Borrowers have requested that the Banks provide financing to the Borrowers consisting of advances and letter of credit reimbursement obligations in an amount up to $55,000,000 pursuant to Sections 364(c)(1), (2) and (3) and 364(d) of the Bankruptcy Code in order to provide working capital for the Borrowers, to refinance the Borrowers' obligations in respect of the letters of credit issued under the Prepetition Revolver and for the Borrowers to use for other corporate purposes;

         WHEREAS, the Banks have indicated their willingness to agree to extend such credit to the Borrowers, all on the terms and conditions set forth herein and in the other Loan Documents and in accordance with Sections 364(c)(1), (2) and (3) and 364(d) of the Bankruptcy Code, so long as:

                  (a) such postpetition credit obligations are (i) secured by Liens on all of the property and interests, real and personal, tangible and intangible, of the Borrowers, whether now owned or hereafter acquired, subject in priority only to certain Liens and the Carve Out as hereinafter provided, and (ii) given superpriority status subject only to the Carve Out, and

                  (b) the Prepetition Lenders receive certain adequate protection for the Borrowers' use, sale or lease of collateral, including the Borrowers' use of cash collateral, and the priming of the prepetition Liens securing the obligations of the Borrowers in respect of the Prepetition Credit Agreement; and

         WHEREAS, the Borrowers have agreed to provide such collateral security, superpriority claims and adequate protection subject to the approval of the Bankruptcy Court;

         NOW, THEREFORE, in consideration of these premises and of the mutual undertakings set forth herein, the parties hereto hereby agree as follows:

1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

         ACCOUNT DEBTOR. A Person who is obligated on a Receivable.

         ADJUSTED CONSOLIDATED EBITDA. For any period, (i) consolidated net income or loss of the Borrowers for such period, determined in accordance with generally accepted accounting principles, after deduction of all expenses, taxes, and other proper charges, MINUS (ii) to the extent included in the calculation of consolidated net income for such period and without duplication,
(A) non-cash gains or other non-cash income for such period, and (B) any gains from the sale or other disposition of assets (other than Specified Resale Inventory) during such period, and PLUS (iii) to the extent deducted in the calculation of consolidated net income for such period and without duplication,
(A) the interest expense of the Borrowers for such period, as determined in accordance with generally accepted accounting principles, (B) income tax expense, (C) cash restructuring charges incurred in connection with the Cases,
(D) depreciation, amortization and, if non-recurring, other non-cash charges to income for such period, and (E) any losses from the sale or other disposition of assets (other than Specified Resale Inventory) during such period.

         ADMINISTRATIVE AGENT.  As defined in the preamble hereto.

         ADMINISTRATIVE AGENT'S OFFICE. The Administrative Agent's office located at 100 Federal Street, Boston, Massachusetts, 02110, or at such other location as the Administrative Agent may designate from time to time.

         AFFILIATE. Any Person that would be considered to be an affiliate of any of the Borrowers under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrowers were issuing securities.

         AGENCY ACCOUNT AGREEMENTS. Agreements, in form and substance reasonably satisfactory to the Administrative Agent, entered into or to be entered into between the Administrative Agent and the depository institutions at which any of the Borrowers maintain depository accounts, including lockbox and collection arrangements relating thereto.

         AGENTS.  As defined in the preamble hereto.

         AGENTS' SPECIAL COUNSEL. Bingham Dana LLP or such other counsel as may be approved by the Agents. For purposes of ss.18.2(c), the term includes any predecessor counsel that served as the Agents' Special Counsel.

         ARRANGER.  As defined in the preamble hereto.

         ASSET DISPOSITION REPAYMENT.  See ss.3.2(c).

         ASSIGNMENT AND ACCEPTANCE.  See ss.20.1.

         AVOIDANCE ACTIONS. Avoidance actions of the Borrowers under Chapter 5 or Section 724(a) of the Bankruptcy Code and proceeds thereof.

         BALANCE SHEET DATE.  December 31, 2000.

         BANKS. The lending institutions listed on SCHEDULE 1.1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to ss.20. The term "Banks" as used herein also includes the Issuing Bank.

         BANKRUPTCY CODE.  Title 11, United States Code.

         BANKRUPTCY COURT. The United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Cases.

         BASE CAPITAL EXPENDITURES. For any period, Capital Expenditures during such period, MINUS Capital Expenditures during such period in connection with the purchase, lease, improvement, maintenance or repair of, or the acquisition of Capital Assets to be used in, stores of Lowe's Companies, Inc. and its Affiliates.

         BASE RATE. The higher of (i) the annual rate of interest announced from time to time by the Administrative Agent at the Administrative Agent's Office as its "prime rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

         BORROWING BASE At the time of reference, the amount equal to the sum of
(i) 80% of the Eligible Receivables at such time, MINUS (ii) the amount of the Reserves specified by the Agents in their reasonable discretion. The Borrowing Base may be determined by reference to the Borrowing Base Certificate most recently delivered to the Agents in accordance with the terms of this Credit Agreement.

         BORROWING BASE CERTIFICATE. See ss.10.4(g).

         BORROWERS.  As defined in the preamble hereto.

         BUSINESS DAY. Any day on which banking institutions in New York, New York and Boston, Massachusetts are open for the transaction of banking business.

        CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will). The term does not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

        CAPITAL EXPENDITURES. Amounts paid or Indebtedness incurred by any of the Borrowers in connection with the purchase, lease, improvement, maintenance, or repair by such Borrower of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

         CAPITALIZED LEASE. With respect to any of the Borrowers, any lease of any property (whether real, personal or mixed) by one or more of such Persons as lessee that, in accordance with generally accepted accounting principles, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Persons or otherwise be disclosed as such in a note to such balance sheet, other than any such lease under which any of the Borrowers is the lessor.

         CARVE OUT. At the time of reference thereto, the sum of (i) allowed administrative expenses payable pursuant to 28 U.S.C.ss.1930(a)(6) and (ii) Priority Professional Expenses incurred on and after the Filing Date.

         CASES. Collectively, the Borrowers' reorganization cases under Chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

         CLOSING DATE. The first date on which the conditions set forth in ss.13 have been satisfied and any Loan is to be made or any Letter of Credit is to be issued hereunder. The date shall be determined after taking into account the deferral and waiver, in the discretion of the Administrative Agent, of the satisfaction of any condition precedent pursuant to the last paragraph of ss.13.

         CODE. The Internal Revenue Code of 1986.

         COLLATERAL. All of the property, rights and interests of the Borrowers that are or are intended to be subject to the Liens created by the Security Documents or the Orders.

         COMMITMENT. With respect to each Bank, the product of such Bank's Commitment Percentage and the Total Commitment then in effect, as the same may be reduced from time to time; or, if such commitment is terminated pursuant to the provisions hereof, zero.

         COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1.1 hereto as such Bank's percentage of the Total Commitment.

         COMMITMENT RESERVE. At the time of reference on or prior to November 30, 2002, the greater of (i) the sum of $5,000,000, MINUS payments on Prepetition Indebtedness made pursuant to ss.2.10.2(b)(ii) prior to such time and (ii) zero. The Commitment Reserve shall be zero if the time of reference thereto is after November 30, 2002.

         COMPLIANCE CERTIFICATE. See ss.10.4(c).

         CONCENTRATION ACCOUNT. The account no. 9429140760 maintained by the Borrowers with the Administrative Agent, or such other account or accounts as shall be so designated in writing by the Administrative Agent.

         CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers, consolidated in accordance with generally accepted accounting principles.

         CREDIT AGREEMENT. This Debtor In Possession Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         CREDIT EXPOSURE. With respect to any Bank at the time of reference, (i) prior to the termination of the Commitments, such Bank's Commitment and (b) after the termination of the Commitments, the sum of (i) the aggregate principal amount of the Loans of such Bank PLUS (ii) the aggregate amount of such Bank's Letter of Credit Participations.

         CREDITORS' COMMITTEE. The official unsecured creditors' committee, if any, appointed in the Cases.

         CUMULATIVE CASH FLOW. For any period commencing January 1, 2002, the Adjusted Consolidated EBITDA for such period, MINUS the Borrowers' cash Capital Expenditures during such period, PLUS (or MINUS) the Borrowers' positive (or negative) change in working capital during such period, PLUS any cash or cash equivalents on hand of the Borrowers on December 31, 2001, to the extent in excess of the sum of $15,000,000.

         DEFAULT. See ss.15.1.

         DELINQUENT BANK. See ss.17.5.3.

         DERIVATIVE TRANSACTION. Any of (i) a "swap agreement" as defined in
Section 101(53B) of the Bankruptcy Code (other than a spot foreign exchange transaction), (ii) any equity swap, floor, collar, cap or option transaction,
(iii) any option to enter into any of the foregoing, and (iv) any combination of the foregoing.

         DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any of the Borrowers, other than dividends payable solely in shares of common stock of any of the Borrowers; the purchase, redemption, or other retirement of any shares of any class of capital stock of any of the Borrowers, directly or indirectly through a Subsidiary of any of the Borrowers; the return of capital by any of the Borrowers to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any of the Borrowers.

         DOLLARS OR $. Dollars in lawful currency of the United States of America.

         DRAWDOWN DATE. The date on which any Loan is made or is to be made.

         ELIGIBLE ASSIGNEE. Any of (i) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of

Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; (v) with respect to any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor; and (vi) any other Person approved by the Administrative Agent, such approval not to be unreasonably withheld.

         ELIGIBLE RECEIVABLE. A Receivable of any Borrower that consists of the unpaid portion of the obligation stated on an invoice issued to, or an instrument issued by, an Account Debtor with respect to Inventory or equipment sold and shipped to or services performed for such Account Debtor, or the unpaid portion of rental obligations due or to become due on chattel paper from such Account Debtor, all in the ordinary course of business of such Borrower consistent with past practices, net of any commissions, discounts, credits, rebates and other allowances of any kind or nature allowable or payable by such Borrower. No Receivable shall be an Eligible Receivable unless it meets all of the following requirements:

                  (i) such Receivable is owned solely by such Borrower, is subject to a duly perfected, first priority Lien in favor of the Administrative Agent and is subject to no other Liens other than Permitted Liens;

                  (ii) such Receivable has not been outstanding more than 120 days past the originally scheduled due date;

                  (iii) such Receivable arises out of the bona fide sale or true lease of goods or rendition of services and is the valid, binding and legally enforceable obligation of such Account Debtor;

                  (iv) the goods the sale or lease of which gave rise to such Receivable were shipped or delivered to such Account Debtor on an absolute sale or true lease basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and in the case of the sale of goods, no material part of such goods has been returned or rejected, and, in the case of the lease of goods, the lease as to any material part of the leased goods has not been rejected;

                  (v) such Receivable is payable in Dollars and from a place of business or residence of such Account Debtor in the United States;

                  (vi) such Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other pending proceeding or action, which action or proceeding might, in the Agents' reasonable judgment, have a materially adverse effect on such Account Debtor, and is not, in the reasonable discretion of the Agents, deemed ineligible for credit for other reasons; EXCLUDING, HOWEVER, from the operation of this clause (vi) any Account Debtor that is a debtor in possession under Chapter 11 of the Bankruptcy Code if the Receivable arises from a sale or lease of Inventory to such Account Debtor after the commencement of the Account Debtor's Chapter 11 case and the Account Debtor has in place either (A) a debtor in possession financing facility available to the Account Debtor, or (B) a cash collateral order under which the Administrative Agent determines that the Account Debtor has adequate availability, in either case in an amount and on other terms reasonably satisfactory to the Administrative Agent;

                  (vii) such Receivable is not owing by such Account Debtor in respect of which 30% or more in face value of the Receivables due from such Account Debtor or any of its Affiliates are not deemed Eligible Receivables hereunder by reason of being past due;

                  (viii) such Receivable is not owing by an Account Debtor whose then-existing Receivables owing to any of the Borrowers exceed in face amount 10% of total Eligible Receivables of all of the Borrowers; PROVIDED, that such Receivables shall not cease to be Eligible Receivables solely by reason of this clause (viii) except to the extent of the Receivables in excess of such limits;

                  (ix) the goods giving rise to such Receivable have been shipped or delivered or the services giving rise to such Receivable have been performed by such Borrower, and the Receivable otherwise represents a final sale or bona fide true lease with respect to such goods or services;

                  (x) such Receivable is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor, to the extent of such offset, deduction, counterclaim, dispute or other defense;

                  (xi) such Receivable is evidenced by an invoice, lease, instrument or other documentation in form reasonably acceptable to the Agents;

                  (xii) the Receivable is not subject to any enforceable prohibition (under applicable law, by contract or otherwise) against its assignment or requiring notice of or consent to any assignment to the Administrative Agent, unless all such required notices have been given, all such required consents have been received and all other procedures have been complied with such that such Receivable shall have been duly and validly assigned to the Administrative Agent, for the benefit of the Banks and the Agents;

                  (xiii) the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien, except Permitted Liens;

                  (xiv) the applicable Borrower is not in breach in any material respect of any express or implied representation or warranty with respect to the goods the sale or lease of which gave rise to such Receivable nor in breach of any representation or warranty, covenant or other agreement contained in the Loan Documents with respect to such Receivable;

                  (xv) such Receivable does not arise out of any transaction with (A) any creditor, tenant, lessor or supplier of or to any of the Borrowers, except to the extent of that portion of the Receivable which is in excess of the amounts owed to such creditor, tenant, lessor or supplier, or (B) any Affiliate of any of the Borrowers;

                  (xvi) such Account Debtor with respect to such Receivable is not located in a state or jurisdiction denying creditors access to its courts in the absence of qualification to transact business in such state or the filing of a notice of business activities report or other similar filing, unless the applicable Borrower (A) may qualify as a foreign corporation authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by the Administrative Agent to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Receivable, or (B) has filed such notice or similar filing with the applicable state or jurisdiction agency for the then current year; and

                  (xvii) neither such Account Debtor with respect to such Receivable, nor such Receivable, is determined by the Administrative Agent in its reasonable discretion to be ineligible for any other reason.

         EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         ENVIRONMENTAL LAWS. See ss.9.17.

         ERISA. The Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE. Any Person which is treated as a single employer with any of the Borrowers under ss.414 of the Code.

         ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder.

         EVENT OF DEFAULT. See ss.15.1.

         FEE LETTER. See ss.6.1.

         FILING DATE. As defined in the recitals hereto.

         FINAL ORDER. A final order of the Bankruptcy Court in the Cases authorizing and approving this Credit Agreement and the other Loan Documents under Sections 364(c) and 364(d) of the Bankruptcy Code and entered at or after a final hearing, in form and substance satisfactory to the Agents and the Agents' Special Counsel and the Borrowers and its counsel. The Final Order shall, among other things, have:

                  (i) authorized the transactions contemplated by this Credit Agreement and the extensions of credit under this Credit Agreement in an amount not greater than the Total Commitment provided for herein after entry of the Final Order, and any extension of the scheduled Termination Date as provided in the definition of the term "Termination Date";

                  (ii) authorized the payment by the Borrowers of the Borrowers' reimbursement obligations in respect of Specified Existing Letters of Credit becoming reimbursement obligations in respect of this Credit Agreement;

                  (iii) granted the claim status and Liens described in ss.8.1, and prohibited the granting of additional Liens on the assets of the Borrowers other than Permitted Liens;

                  (iv) provided that such Liens are automatically perfected by the entry of the Final Order and also granted to the Administrative Agent for the benefit of the Administrative Agent and the Banks relief from the automatic stay of Section 362(a) of the Bankruptcy Code to enable the Administrative Agent, if the Administrative Agent elects to do so in its discretion, to make all filings and recordings and to take all other actions considered necessary or advisable by the Administrative Agent to perfect, protect and insure the priority of its Liens upon the Collateral as a matter of nonbankruptcy law;

                  (v) authorized the use of cash collateral in accordance with the terms of this Credit Agreement;

                  (vi) as adequate protection for any diminution in value resulting from the use, sale or lease of the collateral and the priming of Liens securing the Prepetition Lender Debt, (A) authorized the payment of (1) monthly interest on the loans and letter of credit obligations, and letter of credit fees, under the Prepetition Credit Agreement and (2) the payment of any out-of-pocket expense reimbursements owing on or after the Filing Date to the Prepetition Agents under the Prepetition Credit Agreement and (B) granted to the Prepetition Lenders Superpriority Claim status and security interests and other Liens junior to those granted to the Banks pursuant to ss.8.1;

                  (vii) PROVIDED FOR THE PRESERVATION OF CERTAIN CHALLENGES TO THE PREPETITION LENDER DEBT AND THE LIENS SECURING THE PREPETITION LENDER DEBT BUT SUBJECT TO THE REQUIREMENT THAT ANY SUCH CHALLENGES BE COMMENCED (A) BY THE CREDITORS' COMMITTEE NO LATER THAN THE DATE WHICH FALLS ON THE 120TH DAY FOLLOWING THE APPOINTMENT OF THE CREDITORS' COMMITTEE (OR IF SUCH DAY IS NOT A BUSINESS DAY, ON THE NEXT SUCCEEDING

         BUSINESS DAY), AND (B) BY ANY PARTY IN INTEREST OTHER THAN THE CREDITORS' COMMITTEE NO LATER THAN THE DATE WHICH FALLS ON THE 75TH DAY FOLLOWING THE FILING DATE (OR IF SUCH DAY IS NOT A BUSINESS DAY, ON THE NEXT SUCCEEDING BUSINESS DAY); AND

                  (viii) PROVIDED THAT THE COLLATERAL AND THE COLLATERAL SECURING THE PREPETITION LENDER DEBT SHALL NOT BE CHARGED UNDER SECTION 506(C) OF THE BANKRUPTCY CODE, AND THAT THE PREPETITION ADMINISTRATIVE AGENT'S LIEN ON ANY PROCEEDS, PRODUCTS OR PROFITS OF COLLATERAL SECURING THE PREPETITION LENDER DEBT AT THE TIME OF THE COMMENCEMENT OF THE CASES SHALL NOT BE SUBJECT TO BEING CUT OFF BASED ON THE "EQUITIES OF THE CASE" UNDER SECTION 552(B) OF THE BANKRUPTCY CODE.

         FRONTING FEE. See ss.4.6.

         FTI/P&M. FTI/Policano & Manzo.

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (i) When used in ss.12, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of each of the Borrowers reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrowers adopting the same principles, PROVIDED that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         HAZARDOUS SUBSTANCES. See ss.9.17.

         INDEBTEDNESS. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (i)      every obligation of such Person for money borrowed,

                  (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                  (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                  (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                  (v) every obligation of such Person under any Capitalized
         Lease,

                  (vi) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

                  (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                  (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

                  (ix) every obligation of such Person under or in respect of a Derivative Transaction,

                  (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                  (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser thereof, excluding amounts representative of yield or interest earned on such investment, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any Derivative Transaction shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and
(z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

         INELIGIBLE PROFESSIONAL EXPENSES. Fees or expenses incurred by any Person, including the Creditors' Committee, in (A) preventing, hindering or delaying the Banks' or the Agents' enforcement or realization upon any of the Collateral once the Termination Declaration Date has occurred, (B) using cash collateral or selling any other Collateral without the Agents' consent (except to the extent permitted by this Credit Agreement), (C) incurring Indebtedness without the Administrative Agent's consent (except to the extent permitted by this Credit Agreement) and (D) objecting to or contesting in any manner, or in raising any defenses to, the validity, extent, perfection, priority or enforceability of the Prepetition Lender Debt or the Obligations or any mortgages, liens or security interests with respect thereto or any other rights or interests of the Agents and the Banks, or in asserting any claims or causes of action, including, without limitation, Avoidance Actions or equitable subordination claims against the Agents or the Banks. The term does not include fees or expenses incurred to investigate such matters or litigation respecting whether an Event of Default has occurred.

         INTEREST PAYMENT DATE. As to each Loan, the first Business Day of each calendar month following the Drawdown Date of such Loan.

         INTERIM ORDER. An order of the Bankruptcy Court in the Cases authorizing and approving this Credit Agreement on an interim basis under Sections 364(c) and 364(d) of the Bankruptcy Code and entered at a preliminary hearing under Bankruptcy Rule 4001, in form and substance satisfactory to the Administrative Agent, the Agents' Special Counsel, and the Borrowers and its counsel. The Interim Order shall, among other things, have

                  (i) authorized the loan and letter of credit transactions contemplated by this Credit Agreement and the extensions of credit under this Credit Agreement in an amount not greater than the Total Commitment prior to the entry of the Final Order;

                  (ii) granted the claim status and Liens described in ss.8.1, and prohibited the granting of additional Liens on the assets of the Borrowers other than Permitted Liens;

                  (iii) provided that such Liens are automatically perfected by the entry of the Interim Order and also granted to the Administrative Agent for the benefit of the Administrative Agent and the Banks, relief from the automatic stay of Section 362(a) of the Bankruptcy Code to enable the Administrative Agent, if the Administrative Agent elects to do so in its discretion, to make all filings and recordings and to take all other actions considered necessary or advisable by the Administrative Agent to perfect, protect and insure the priority of its Liens upon the Collateral as a matter of nonbankruptcy law;

                  (iv) permitted the use of cash collateral in accordance with the terms of this Credit Agreement; and

                  (v) as adequate protection for any diminution in value resulting from the use, sale or lease of the Collateral and the priming of Liens securing the Prepetition Lender Debt, (A) authorized the payment of (1) monthly interest on the loans and letter of credit obligations, and letter of credit fees, under the Prepetition Credit Agreement and (2) the payment of any out-of-pocket expense reimbursements owing on or after the Filing Date to the Prepetition Agents under the Prepetition Credit Agreement and (B) granted to the Prepetition Lenders Superpriority Claim status and security interests and other Liens junior to those granted to the Banks pursuant to ss.8.1.

         INVENTORY. All "inventory," as such term is defined in Section 9-102(a) of the UCC, leased by any Borrower or held by any Borrower for sale or lease. The term includes used goods as well as new goods.

         INVENTORY DECLINE REPAYMENT. See ss.3.2(b).

         INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person.

In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and
(iv) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         ISSUING BANK. As defined in the preamble hereto.

         LETTER(S) OF CREDIT. Collectively, the letters of credit issued pursuant to ss.4 and the letters of credit issued and outstanding under the Prepetition Credit Agreement.

         LETTER OF CREDIT APPLICATION. See ss.4.1.1.

         LETTER OF CREDIT FEE. See ss.4.6.

         LETTER OF CREDIT PARTICIPATION. See ss.4.1.4.

         LIENS. Any lien, encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any entity or person.

         LOAN DOCUMENTS. This Credit Agreement, the Notes, the Fee Letter, the Letters of Credit, the Letter of Credit Applications, and the Security Documents.

         LOAN REQUEST. See ss.2.6.

         LOANS. The Loans made or to be made by the Banks to the Borrowers pursuant toss.2.

         MAXIMUM DRAWING AMOUNT. The maximum aggregate amount that the beneficiaries may, at the time of reference thereto, draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         MORTGAGES. The several mortgages and/or deeds of trust from time to time granted by certain of the Borrowers to the Administrative Agent with respect to the fee or leasehold interests of the Borrowers in any Real Estate at any time owned or leases (as lessee) by any of the Borrowers. The Mortgages shall be in form and substance reasonably satisfactory to the Administrative Agent.

         MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning ofss.3(37) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate.

         NET CASH PROCEEDS. With respect to any sale or other disposition of assets of any of the Borrowers, the cash proceeds received by such Borrower from such sale or other disposition, net of all reasonable costs of sale or other disposition and property transfer or sales taxes paid or payable as a result thereof by such Borrower, and with respect to the incurrence of any Indebtedness, the cash proceeds received from such incurrence, net of all reasonable costs thereof and reasonable fees and all expenses payable in connection therewith by the Borrowers. The term does not include rental payments received by a Borrower on Inventory leased by the Borrower in the ordinary course of its business consistent with past practices.

         NOTE RECORD. A Record with respect to a Note.

         NOTES. See ss.2.4.

         OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Borrowers to any of the Banks and the Agents, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit, or other instruments at any time evidencing any thereof or any of the Orders.

         ORDERS. The Final Order and, if any, the Interim Order.

         OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PARENT. As defined in the preamble hereto.

         PBGC. The Pension Benefit Guaranty Corporation created byss.4002 of ERISA and any successor entity or entities having similar responsibilities.

         PERMITTED LIENS. Liens, security interests and other encumbrances permitted by ss.11.2.

         PERMITTED PRIOR LIENS. Valid, perfected and otherwise unavoidable Liens existing as of the Filing Date, senior to the prepetition Liens in respect of the Prepetition Credit Agreement, and Liens otherwise approved in writing by the Agents.

         PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         PLEDGE AGREEMENTS. The several Pledge Agreements entered or to be entered into by each of the Borrowers in favor of the Administrative Agent with respect to the capital stock or other equity interests of the Borrowers. The Pledge Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent.

         PREPETITION ADMINISTRATIVE AGENT. As defined in the recitals hereto.

         PREPETITION AGENTS.  As defined in the recitals hereto.

         PREPETITION BORROWERS.  As defined in the recitals hereto.

         PREPETITION CREDIT AGREEMENT.  As defined in the recitals hereto.

         PREPETITION LENDER DEBT. All of the "Obligations" under and as defined in the Prepetition Credit Agreement.

         PREPETITION LENDERS.  As defined in the recitals hereto.

         PREPETITION REVOLVER.  As defined in the recitals hereto.

         PRIORITY PROFESSIONAL EXPENSES. At the time of reference thereto, allowed and unpaid fees, costs and reasonable expenses of professionals retained in the Cases pursuant to Sections 327 and 1103 of the Bankruptcy Code consisting of attorneys, accountants, financial advisors, and consultants retained by the Borrowers or the Creditors' Committee; PROVIDED, HOWEVER, that the amount of Priority Professional Expenses shall not exceed the applicable Professional Expense Cap if in effect at the time of reference thereto. The term does not include any Ineligible Professional Expenses or the expenses of any professionals engaged by individual members of the Creditors' Committee.

         PROFESSIONAL EXPENSE CAP. If, at the time of reference thereto, the Termination Declaration Date has not occurred, there is no Professional Expense Cap. If, at the time of reference thereto, the Final Order has not been entered and the Termination Declaration Date has occurred, the Professional Expense Cap is the aggregate sum of $1,000,000, whether the fees and expenses are allowed and unpaid at the time of the Termination Declaration Date or are incurred before or after the Termination Declaration Date. If, at the time of reference thereto, the Final Order has been entered and the Termination Declaration Date has occurred, the Professional Expense Cap is the aggregate sum of $3,500,000, whether the fees and expenses are allowed and unpaid at the time of the Termination Declaration Date or are incurred before or after the Termination Declaration Date. The term includes any holdbacks required by the Bankruptcy Court. All payments of Priority Professional Expenses made on and after the Termination Declaration Date shall reduce the Professional Expense Cap dollar for dollar.

         REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrowers.

         RECEIVABLES. With respect to any Person, all of the "accounts," "chattel paper" and "instruments" of such Person (as such terms are defined in Section 9-102(a) of the UCC) whether or not such Receivable has been earned by performance, whether now existing or hereafter arising. The term includes all
(a) rights to payment created by or arising from such Person's sale or lease of goods or rendition of services; (b) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, stoppage in transit or other analogous rights under applicable law) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (d) reserves and credit balances held by such Person with respect to any such Receivables or any Account Debtor; (e) supporting obligations or collateral for any of the foregoing; and (f) insurance policies or rights relating to any of the foregoing.

         RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         REGISTER. See ss.20.3.

         REIMBURSEMENT OBLIGATION. The Borrowers' joint and several obligation to reimburse the Issuing Bank and the other Banks on account of any drawing under any Letter of Credit as provided in ss.4.2.

         REORGANIZATION PLAN. A plan or plans of reorganization in the Cases.

         REQUIRED BANKS. As of any date, the Banks whose Credit Exposure constitutes at least fifty one percent (51%) of the aggregate Credit Exposure of all the Banks.

         RESERVES. As determined by the Agents, such amounts as the Agents may from time to time establish and revise (a) to reflect events, conditions, contingencies or risks which do, or, in the reasonable and good faith opinion of the Agents, are reasonably likely to, affect adversely the attachment, perfection, priority or ability of the Administrative Agent to enforce (whether by collection or otherwise) the Administrative Agent's Lien on the Receivables or (b) to reflect the good faith belief of the Agents that any Borrowing Base Certificate is or may have been incomplete, inaccurate or misleading in any material respect. Reserves may include, but are not limited to up to the sum of $3,500,000 in respect of the Carve Out and any taxes and other governmental charges having priority over the Administrative Agent's Lien on the Receivables.

         SECURITY AGREEMENT. The Security Agreement, dated on or about the Closing Date, entered or to be entered into among the Administrative Agent and the Borrowers. The Security Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.

         SECURITY DOCUMENTS. Collectively, the Security Agreement, the Agency Account Agreements, the Mortgages, the Trademark Assignments, the Pledge Agreements.

         SENIOR EXECUTIVE OFFICER. The chief financial officer or other senior executive officer of the Parent.

         SETTLEMENT. The making or receiving of payments, in immediately available funds, by the Banks, to the extent necessary to cause each Bank's actual share of the outstanding amount of Loans (after giving effect to any Loan Request) to be equal to such Bank's Commitment Percentage of the outstanding amount of such Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

         SETTLEMENT AMOUNT. See ss.2.9.1.

         SETTLEMENT DATE. (a) The Drawdown Date relating to any Loan Request,
(b) at the option of the Administrative Agent, Monday of each week, or if a Monday is not a Business Day, the Business Day immediately following such Monday, or (c) at the option of the Administrative Agent, any other Business Day.

         SETTLING BANK. See ss.2.9.1.

         SPECIFIED EXISTING LETTER OF CREDIT. A letter of credit issued pursuant to the Prepetition Credit Agreement and which, on the date of the commencement of the Cases, either (i) has a scheduled expiration date falling on or after March 15, 2002, or (ii) provides by its terms for the beneficiary to draw under the letter of credit if the letter of credit is not extended to a date later than the letter of credit's then scheduled expiration date.

         SPECIFIED RESALE INVENTORY. Inventory held by a Borrower for resale in the ordinary course of such Borrower's business consistent with past practices.

         SUBORDINATED DEBT. Unsecured Indebtedness of the Parent or a Subsidiary of the Parent that is expressly subordinated and made junior to the payment and performance in full of the Obligations or the Prepetition Lender Debt.

         SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         SUPERPRIORITY CLAIM. A claim against a Borrower or its estate in its Case which is an administrative expense claim having priority over (i) any and all allowed administrative expenses and (ii) unsecured claims now existing or hereafter arising, including, without limitation, administrative expenses of the kind specified in Section 503(b), 506(c) or 507(b) of the Bankruptcy Code.

         SWING BANK. As defined in the preamble hereto.

         SWING LINE LOANS. Loans made pursuant toss.2.8.

         SYNDICATION AGENT. As defined in the preamble hereto.

         TERMINATION DATE. The earlier to occur of (i) December 18, 2002, and
(ii) the effective date of a Reorganization Plan that has been confirmed by an order of the Bankruptcy Court. The date referred to in the foregoing clause (i) may, in the sole discretion of the Agents and the Required Banks, be extended one or more times to a date no later than June 18, 2003. In connection with any such extension, the Agents and the Required Banks may require such additional financial information under ss.10.4 and such amendments to ss.12 of this Credit Agreement as may in their discretion be necessary or advisable to provide for such extension. The Agents may also require other amendments to this Credit Agreement that are coordinate amendments to reflect such extension and which do not increase the obligations of the Borrowers or decrease the rights of the Borrowers in any material respect from the obligations and rights of the Borrowers provided for in this Credit Agreement prior to such extension.

         TERMINATION DECLARATION DATE. The earliest to occur of (i) the date on which the Administrative Agent declares all Obligations to be due and payable on account of an Event of Default, (ii) the date on which the Administrative Agent declares a termination of the Commitments on account of an Event of Default, and
(iii) the Termination Date.

         TOTAL COMMITMENT. An aggregate outstanding amount not to exceed (i) prior to the entry of the Final Order, the sum of $20,000,000, and (ii) on and after (A) the entry of the Final Order, (B) the implementation of the cash management arrangements set forth in ss.10.13, (C) the hiring on an interim president and chief restructuring officer as set forth in ss.10.18, (D) the satisfaction of any condition that has been deferred and waived in the discretion of the Administrative Agent pursuant to the last paragraph of ss.13,
(E) the assignment by Fleet National Bank pursuant to ss.20 of at least $27,500,000 of the Total Commitment to an Eligible Assignee acceptable to the Administrative Agent in its discretion, and (F) the execution and delivery by the Borrowers of new Notes to the Banks in an aggregate face amount of $55,000,000, the sum of $55,000,000. If the Commitments are terminated pursuant to the provisions of this Credit Agreement, the Total Commitment shall be zero.

         TRADEMARK ASSIGNMENTS. The several Trademark Assignments made or to be made by certain of the Borrowers in favor of the Administrative Agent. The Trademark Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent.

         UNIFORM CUSTOMS. With respect to (i) any documentary or standby Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or (ii) any standby Letter of Credit, International Standby Practices (ISP 98) as promulgated by the Institute of International Banking Law & Practice, Inc., or, in each case, any successor version thereto adopted by the Issuing Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrowers do not reimburse the Issuing Bank and the Banks on the date specified in, and in accordance with, ss.4.2.

         VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2.  RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, restated, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                  (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                  (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                  (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agents and the Borrowers and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agents or any of the Banks merely on account of such Agent's or any Bank's involvement in the preparation of such documents.

2. THE REVOLVING CREDIT FACILITY.

         2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrowers as joint and several borrowers, and the Borrowers may on a joint and several basis borrow, repay, and reborrow, from time to time from the Closing Date up to but not including the Termination Date upon notice by the Borrowers to the Administrative Agent given in accordance with ss.2.6, such sums as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment MINUS such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount of all Letters of Credit and all Unpaid Reimbursement Obligations, PROVIDED that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount of all Letters of Credit and all Unpaid Reimbursement Obligations shall not at any time exceed the least of (i) the Total Commitment in effect at such time MINUS the Commitment Reserve, (ii) the Borrowing Base and (iii) the amount approved to be borrowed by way of Loans and Letters of Credit in the Interim Order or the Final Order, whichever is then in effect. The Loans shall be made PRO RATA in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by each of the Borrowers that the conditions set forth in ss.13 and ss.14, in the case of the initial Loans to be made on the Closing Date, and ss.14, in the case of all other Loans, have been satisfied on the date of such request.

         2.2. COMMITMENT FEE. The Borrowers jointly and severally agree to pay to the Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee equal to one-half of one percent (0.50%) per annum on the average daily amount during each calendar month or portion thereof from the Closing Date to the Termination Date by which the Total Commitment MINUS the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Loans during such calendar month. The commitment fee shall be payable monthly in arrears on the first Business Day of each calendar month for the immediately preceding calendar month, commencing on the first such date following the Closing Date, with a final payment on the Termination Date or any earlier date on which the Commitments shall terminate.

         2.3.  REDUCTION OF TOTAL COMMITMENT.

                  (a) OPTIONAL. The Borrowers shall have the right at any time and from time to time upon two (2) Business Days prior written notice to the Administrative Agent to reduce by $500,000 or an integral multiple thereof, or terminate entirely, the Total Commitment, whereupon the Commitments of the Banks shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this ss.2.3, the Administrative Agent will notify the Banks of the substance thereof.

                  (b) MANDATORY. The Total Commitment shall also be reduced (i) concurrently with the application of Net Cash Proceeds pursuant to ss.2.10.2(b)(i) or (iii) by the amount of such Net Cash Proceeds, (ii) on November 30, 2002, by the sum of $5,000,000 and (iii) as provided in ss.15.4(a)(v).

                  (c) GENERAL. Contemporaneously with any such reduction, the Commitments of the Banks shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the total amount of such reduction. Upon the effective date of any such reduction or upon the termination of the Total Commitment, the Borrowers shall pay to the Administrative Agent for the respective accounts of the Banks, in accordance with their Commitment Percentages, the full amount of any commitment fee then accrued on the amount of the reduction or, as the case may be, termination. No reduction or termination of the Commitments may be reinstated, without the consent of the Required Banks.

         2.4. THE NOTES. The Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of EXHIBIT A hereto (each a "NOTE"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Note Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Note Record shall not limit or otherwise affect the joint and several obligations of the Borrowers hereunder or under any Note to make payments of principal of or interest on any Note when due.

         2.5. INTEREST ON LOANS. Except as otherwise provided in ss.7.5, each Loan shall bear interest commencing with the Drawdown Date thereof and ending on the date such Loan is repaid, at the rate per annum equal to the Base Rate PLUS 2.50%, which shall be payable monthly, in cash, on each Interest Payment Date and on the Termination Date.

         2.6. REQUESTS FOR LOANS. The Borrowers shall give to the Administrative Agent written notice in the form of EXHIBIT B hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT B hereto) of each Loan requested hereunder (a "LOAN REQUEST") not later than 12:00 noon (Boston, Massachusetts time) on the proposed Drawdown Date of any Loan (which must be a Business Day). Each such notice shall be signed by a Senior Executive Officer of the Parent and shall specify (A) the principal amount of the Loan requested and (B) the proposed Drawdown Date of such Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple thereof.

         2.7. FUNDS FOR LOANS.

                  2.7.1. FUNDING PROCEDURES. Not later than 1:00 p.m. (Boston, Massachusetts time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.ss.13 and 14 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrowers the aggregate amount of such Loans made available to the Administrative Agent by the Banks. The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Administrative Agent the amount of such other Bank's Commitment Percentage of any requested Loans.

                  2.7.2. ADVANCES BY AGENT. The Administrative Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Administrative Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, TIMES (ii) the amount of such Bank's Commitment Percentage of such Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Administrative Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Loans is not made available to the Administrative Agent by such Bank within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

         2.8. SWING LINE. Notwithstanding the notice and minimum amount requirements set forth in ss.2.6 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Administrative Agent may, in its sole discretion and without conferring with the Banks, make Loans to the Borrowers
(i) by entry of credits to the Borrowers' Concentration Account with the Administrative Agent to cover checks or other charges which the Borrowers have drawn or made against such account or (ii) in an amount as otherwise requested by the Borrowers. The aggregate principal amount of Loans made pursuant to this ss.2.8 shall not, at any time, exceed $10,000,000. The Borrowers hereby request and authorize the Administrative Agent to make from time to time such Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented for payment from the Concentration Account or as otherwise so requested by the Borrowers. The Borrowers acknowledge and agree that the making of such Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Loans covered by a Loan Request including, without limitation, the limitations set forth in ss.2.1 and the requirements that the applicable provisions of ss.14 be satisfied. All actions taken by the Administrative Agent pursuant to the provisions of this ss.2.8 shall be conclusive and binding on the Borrowers and the Banks. Interest on Loans made pursuant to this ss.2.8 shall, prior to a Settlement, be for the account of the Administrative Agent.

         2.9. SETTLEMENTS.

                  2.9.1. GENERAL. On each Settlement Date, the Administrative Agent may, not later than 12:00 noon (Boston, Massachusetts time), give telephonic or facsimile notice (i) to the Banks and the Borrowers of the respective outstanding amount of Loans made by the Administrative Agent on behalf of the Banks from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any Loans to be made (following the giving of notice pursuant to ss.2.6) on such date pursuant to a Loan Request and (ii) to the Banks of the amount (a "SETTLEMENT AMOUNT") that each Bank (a "SETTLING

         BANK") shall pay to effect a Settlement of any Loan. A statement of the Administrative Agent submitted to the Banks and the Borrowers or to the Banks with respect to any amounts owing under this ss.2.9 shall be PRIMA FACIE evidence of the amount due and owing. Notwithstanding the notice and minimum amount requirements set forth in ss.2.6, each Settling Bank shall, not later than 3:00 p.m. (Boston, Massachusetts time) on such Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of the Settlement Amount for such Settling Bank. All funds advanced by any Bank as a Settling Bank pursuant to this ss.2.9 shall for all purposes be treated as a Loan made by such Settling Bank to the Borrowers and all funds received by any Bank pursuant to this ss.2.9 shall for all purposes be treated as repayment of amounts owed with respect to Loans made by such Bank. In the event that a Settling Bank is prevented from making any Loan to effect a Settlement as contemplated hereby, such Settling Bank will make such dispositions and arrangements with the other Banks with respect to such Loans, either by way of purchase of participations, distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank's share of the outstanding Loans being equal, as nearly as may be, to such Bank's Commitment Percentage of the outstanding amount of the Loans.

                  2.9.2. FAILURE TO MAKE FUNDS AVAILABLE. If any Settling Bank makes available to the Administrative Agent its Settlement Amount on a date after such Settlement Date, such Settling Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is
         365. A statement of the Administrative Agent submitted to such Settling Bank with respect to any amounts owing under this ss.2.9.2 shall be PRIMA FACIE evidence of the amount due and owing to the Administrative Agent by such Settling Bank. If such Settling Bank's Settlement Amount is not made available to the Administrative Agent by such Settling Bank within three (3) Business Days following such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Loans as of such Settlement Date.

                  2.9.3. NO EFFECT ON OTHER BANKS. The failure or refusal of any Settling Bank to make available to the Administrative Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Bank's Settlement Amount shall not (i) relieve any other Settling Bank from its several obligations hereunder to make available to the Administrative Agent the amount of such other Settling Bank's Settlement Amount or (ii) impose upon any Bank, other than the Settling Bank so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Bank.

         2.10. REPAYMENTS OF LOANS PRIOR TO TERMINATION DECLARATION DATE.

                  2.10.1. CREDIT FOR FUNDS RECEIVED IN CONCENTRATION ACCOUNT. Prior to the occurrence of the Termination Declaration Date, (i) all funds and cash proceeds in the form of money, checks and like items received in the Concentration Account shall be credited, on the same Business Day on which the Administrative Agent determines that immediately available funds have been received and applied as contemplated by ss.2.10.2, (ii) all funds and cash proceeds in the form of a wire transfer received in the Concentration Account shall be credited on the same Business Day as the Administrative Agent's receipt of such amounts (or up to such later date as the Administrative Agent determines that collected funds have been received and are immediately available), and applied as contemplated by ss.2.10.2, and (iii) all funds and cash proceeds in the form of an automated clearing house transfer received in the Concentration Account shall be credited, on the next Business Day following the Administrative Agent's receipt of such amounts (or up to such later date as the Administrative Agent determines that collected funds have been received and are immediately available), and applied as contemplated by ss.2.10.2. For purposes of the foregoing provisions of this ss.2.10.1, the Administrative Agent shall not be deemed to have received any such funds or cash proceeds on any day unless received by the Administrative Agent before 2:30 p.m. (Boston, Massachusetts time) on such day. The Borrowers further acknowledge and agree that any provisional credits or credits in respect of wire or automatic clearing house funds transfers that may be granted shall be subject to reversal if final collection in good funds of the related item is not received by, or final settlement of the funds transfer is not made in favor of, the Administrative Agent in accordance with the Administrative Agent's customary procedures and practices for collecting provisional items or receiving settlement of funds transfers.

                  2.10.2. APPLICATION OF PAYMENTS PRIOR TO TERMINATION DECLARATION DATE.

                  (a) Prior to the occurrence of the Termination Declaration Date, and except as otherwise provided in ss.2.10.2(b), all funds transferred to the Concentration Account and for which the Borrowers have received credits, and all Net Cash Proceeds of Specified Resale Inventory, shall be applied to the Obligations as follows:

                           (i) first, if on a Settlement Date, to pay interest
                  then due and payable on, and then principal of, the Swing Line Loans;

                           (ii) SECOND, TO PAY (A) interest on the Loans (other
                  than the Swing Line Loans) then due and payable and any other Obligations (other than principal on the Swing Line Loans) then due and payable, and (B) IF NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS THEN CONTINUING, THE NON-DEFAULT RATE INTEREST PORTION OF THE PREPETITION REVOLVER AND THE TERM LOAN, LETTER OF CREDIT FEES AND ANY OUT-OF-POCKET EXPENSES OWING ON OR AFTER THE FILING DATE TO THE PREPETITION AGENTS UNDER THE PREPETITION CREDIT AGREEMENT, THEN DUE AND OWING;

                           (iii) THIRD, TO PRINCIPAL OF THE PREPETITION
                  INDEBTEDNESS UP TO THE AMOUNT OF ANY INVENTORY DECLINE REPAYMENT THEN DUE AND OWING;

                           (iv) FOURTH, TO PRINCIPAL OF THE PREPETITION
                  INDEBTEDNESS UP TO THE AMOUNT OF ANY ASSET DISPOSITION REPAYMENT THEN DUE AND OWING;

                           (v) fifth, to reduce the principal of Loans (other
                  than the Swing Line Loans);

                           (vi) sixth, if a Default or Event of Default has
                  occurred and is then continuing, to cash collateralize outstanding Letters of Credit in an amount equal to 105% of the Maximum Drawing Amount thereof; and

                           (viii) SEVENTH, IF A DEFAULT OR EVENT OF DEFAULT HAS
                  OCCURRED AND IS THEN CONTINUING, ANY NON-DEFAULT RATE INTEREST PORTION OF THE PREPETITION REVOLVER AND THE TERM LOAN, LETTER OF CREDIT FEES AND ANY OUT-OF-POCKET EXPENSE REIMBURSEMENTS OWING ON OR AFTER THE FILING DATE TO THE PREPETITION AGENTS UNDER THE PREPETITION CREDIT AGREEMENT, THEN DUE AND OWING; AND

                           (viii) eighth, to the Concentration Account.

                  (b) Prior to the occurrence of the Termination Declaration Date, and except as otherwise provided in ss.2.10.2(c), any funds in the Concentration Account, or otherwise received by the Administrative Agent, constituting the Net Cash Proceeds of Collateral other than Specified Resale Inventory, shall be applied as follows:

                           (i) FIRST, to reduce the principal of the Loans and
                  pay any Unpaid Reimbursement Obligations in an amount equal to the amount by which the aggregate amount of the principal of the Loans and the Unpaid Reimbursement Obligations exceeds the Borrowing Base;

                           (ii) SECOND, TO REPAY THE PRINCIPAL OF THE
                  PREPETITION REVOLVER AND THE TERM LOAN;

                           (iii) THIRD, to reduce the principal of the Loans;
                  and

                           (iv) FOURTH, as provided inss.2.10.2(a).

                  (c) In the event that the Borrowers are not able to determine whether funds in the Concentration Account or otherwise received by the Administrative Agent constitute Net Cash Proceeds of Collateral other than Specified Resale Inventory, the Administrative Agent shall be entitled to assume that the funds are not Net Cash Proceeds of Collateral other than Specified Resale Inventory and shall apply such funds as provided for in ss.2.10.2(a).

                  (d) All prepayments of the Loans pursuant to this ss.2.10.2, other than the prepayment of the Swing Line Loans, shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of Loans outstanding owing to the Banks, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. Prior to any Settlement Date, however, all prepayments of the Loans shall be applied in accordance with this ss.2.10.2, first to outstanding Swing Line Loans advanced by the Administrative Agent.

         2.11. REPAYMENTS OF LOANS AFTER TERMINATION DECLARATION DATE. Following the occurrence of the Termination Declaration Date, all funds transferred to the Concentration Account and for which the Borrowers have received credits, and all other collections, Inventory Decline Repayments, Asset Disposition Repayments and Net Cash Proceeds, shall be applied to the Obligations in accordance with ss.15.4.

3. REPAYMENT OF THE LOANS.

         3.1. MATURITY. The Borrowers jointly and severally promise to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2.  MANDATORY REPAYMENTS OF LOANS AND PREPETITION LENDER DEBT.

                  (a) If at any time the sum of the aggregate outstanding amount of the Loans, the Maximum Drawing Amount of all Letters of Credit and all Unpaid Reimbursement Obligations exceeds the least of (i) the Total Commitment in effect at such time MINUS the Commitment Reserve, (ii) the Borrowing Base or (iii) the amount approved to be borrowed by way of Loans and Letters of Credit in the Interim Order or the Final Order, whichever is then in effect, then the Borrowers shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Banks for application; FIRST, to pay principal of Loans advanced by the Administrative Agent pursuant to ss.2.8; SECOND, to any Unpaid Reimbursement Obligations; THIRD, to pay the principal of Loans (other than Loans advanced by the Administrative Agent pursuant to ss.2.8); and FOURTH, to provide the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by ss.4.2(b) and (c). Each payment of Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

                  (b) PRIOR TO THE DECLARATION TERMINATION DATE, IN THE EVENT THAT ANY QUARTERLY CONSOLIDATED BALANCE SHEET OF THE BORROWERS DELIVERED TO THE BANKS AFTER THE DELIVERY OF THE BORROWERS' AUDITED CONSOLIDATED BALANCE SHEET FOR THE YEAR ENDING DECEMBER 31, 2001, SHOWS A DECLINE IN THE VALUE OF SUCH INVENTORY IN EXCESS OF 25% FROM THE VALUE OF SUCH INVENTORY SHOWN ON SUCH AUDITED CONSOLIDATED BALANCE SHEET OF THE BORROWERS, THE BORROWERS SHALL THEREUPON MAKE A PAYMENT (AN "INVENTORY DECLINE REPAYMENT") TO THE ADMINISTRATIVE AGENT TO BE APPLIED IN ACCORDANCE WITH SS.2.10.2(B) EQUAL TO THE GREATER OF (A) THE AMOUNT OF SUCH EXCESS, MINUS THE AMOUNT OF ANY EARLIER INVENTORY DECLINE REPAYMENTS, AND (B) ZERO.

                  (c) PRIOR TO THE DECLARATION TERMINATION DATE, IN THE EVENT THAT ANY NET CASH PROCEEDS OF COLLATERAL OTHER THAN SPECIFIED RESALE INVENTORY HAVE BEEN APPLIED BY THE ADMINISTRATIVE AGENT PURSUANT TO SS.2.10.2(A) WHEN THEY SHOULD HAVE BEEN APPLIED PURSUANT TO SS.2.10.2(B), THE BORROWERS SHALL, ON OR BEFORE THE END OF THE SPECIFIED PERIOD REFERRED TO BELOW, SO NOTIFY THE ADMINISTRATIVE AGENT AND MAKE A PAYMENT (AN "ASSET DISPOSITION REPAYMENT") TO THE ADMINISTRATIVE AGENT TO BE APPLIED IN ACCORDANCE WITH SS.2.10.2(B) EQUAL TO THE AMOUNT OF SUCH NET CASH PROCEEDS. SUCH NOTIFICATION SHALL CONTAIN SUCH DETAILS AS ARE REASONABLY REQUESTED BY THE ADMINISTRATIVE AGENT AND SHALL BE CERTIFIED BY THE CHIEF FINANCIAL OFFICER OF THE PARENT. THE TERM "SPECIFIED PERIOD," AS USED IN THIS SS.3.2(C), MEANS
         (I) IN THE CASE OF A DISPOSITION GIVING RISE TO SUCH NET CASH PROCEEDS OCCURRING ON OR BEFORE THE FIFTEENTH DAY OF A CALENDAR MONTH, THE FIFTEENTH DAY OF THE NEXT SUCCEEDING CALENDAR MONTH, AND (II) IN THE CASE OF A DISPOSITION GIVING RISE TO SUCH NET CASH PROCEEDS OCCURRING AFTER THE FIFTEENTH DAY OF A CALENDAR MONTH, THE LAST DAY OF THE NEXT SUCCEEDING CALENDAR MONTH.

                  (d) IN ACCORDANCE WITH THE TERMS OF, AND TO THE EXTENT PROVIDED FOR IN, SS.2.10.2 AND 2.11, THE BORROWERS SHALL, IMMEDIATELY UPON THE RECEIPT THEREOF, PREPAY THE OUTSTANDING LOANS OR, AS THE CASE MAY BE, THE PRINCIPAL OF THE PREPETITION LENDER DEBT IN AN AMOUNT EQUAL TO THE ASSET DISPOSITION REPAYMENT OR, AS THE CASE MAY BE, THE NET CASH PROCEEDS RECEIVED FROM THE SALE OR OTHER DISPOSITION OF ASSETS. IN THE

         EVENT OF A PREPAYMENT OF THE LOANS APPLIED AS PROVIDED IN SS.2.10.2(B)(I) OR (III), SUCH PREPAYMENT SHALL BE ACCOMPANIED BY A PERMANENT REDUCTION IN THE TOTAL COMMITMENT IN THE AMOUNT OF SUCH PREPAYMENT.

         3.3. OPTIONAL REPAYMENTS OF LOANS. The Borrowers shall have the right, at their election, to repay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. The Borrowers shall give the Administrative Agent notice of any proposed prepayment pursuant to this ss.3.3 not later than 1:00 p.m. Boston, Massachusetts time on the Business Day prior to the date of such prepayment, specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in a minimum amount of $500,000 or an integral multiple thereof and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment. Each partial prepayment shall be allocated among the Banks in accordance with their respective Commitment Percentages, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

4. LETTERS OF CREDIT.

         4.1. LETTER OF CREDIT COMMITMENTS.

                  4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. FROM AND AFTER THE ENTRY OF THE FINAL ORDER, THE REIMBURSEMENT OBLIGATIONS IN RESPECT OF THE SPECIFIED EXISTING LETTERS OF CREDIT SHALL CONSTITUTE REIMBURSEMENT OBLIGATIONS HEREUNDER AND THE SPECIFIED EXISTING LETTERS OF CREDIT SHALL BE TREATED AS LETTERS OF CREDIT ISSUED HEREUNDER AND NO LONGER AS LETTERS OF CREDIT ISSUED PURSUANT TO THE PREPETITION CREDIT AGREEMENT. SUBJECT TO THE TERMS AND CONDITIONS HEREOF AND THE EXECUTION AND DELIVERY BY THE BORROWERS OF A LETTER OF CREDIT APPLICATION ON THE ISSUING BANK'S CUSTOMARY FORM (A "LETTER OF CREDIT APPLICATION"), THE ISSUING BANK ON BEHALF OF THE BANKS AND IN RELIANCE UPON THE AGREEMENT OF THE BANKS SET FORTH IN SS.4.1.4 AND UPON THE REPRESENTATIONS AND WARRANTIES OF THE BORROWERS CONTAINED HEREIN, AGREES, IN ITS INDIVIDUAL CAPACITY, ON AND AFTER ENTRY OF THE FINAL ORDER, TO EXTEND OR RENEW FOR THE JOINT AND SEVERAL ACCOUNT OF THE BORROWERS ONE OR MORE SPECIFIED EXISTING LETTERS OF CREDIT AND, IN ADDITION TO THE SPECIFIED EXISTING LETTERS OF CREDIT, TO ISSUE, EXTEND AND RENEW FOR THE JOINT AND SEVERAL ACCOUNT OF THE BORROWERS ONE OR MORE STANDBY AND (IF AGREED TO BY THE ADMINISTRATIVE AGENT) DOCUMENTARY LETTERS OF CREDIT, IN SUCH FORM AND FOR SUCH PURPOSES AS MAY BE REQUESTED FROM TIME TO TIME BY THE BORROWERS AND AGREED TO BY THE ISSUING BANK; PROVIDED, HOWEVER, THAT, AFTER GIVING EFFECT TO SUCH REQUEST, (A) THE SUM OF THE AGGREGATE MAXIMUM DRAWING AMOUNT OF ALL LETTERS OF CREDIT (INCLUDING SPECIFIED EXISTING LETTERS OF CREDIT) AND ALL UNPAID REIMBURSEMENT OBLIGATIONS

         (INCLUDING UNPAID REIMBURSEMENT OBLIGATIONS IN RESPECT OF THE SPECIFIED EXISTING LETTERS OF CREDIT) SHALL NOT EXCEED THE LESSER OF (I) $20,000,000 AND (II) ANY SPECIFIC AMOUNT APPROVED BY THE BANKRUPTCY COURT SOLELY FOR LETTERS OF CREDIT IN THE FINAL ORDER, AND (B) THE SUM OF (I) THE MAXIMUM DRAWING AMOUNT OF ALL LETTERS OF CREDIT, (II) ALL UNPAID REIMBURSEMENT OBLIGATIONS, AND (III) THE AMOUNT OF ALL LOANS OUTSTANDING, SHALL NOT EXCEED THE LEAST OF (A) THE TOTAL COMMITMENT AT SUCH TIME MINUS THE COMMITMENT RESERVE, (B) THE BORROWING BASE AND (C) THE AMOUNT APPROVED TO BE BORROWED BY WAY OF LOANS AND LETTERS OF CREDIT IN THE FINAL ORDER.

                  4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the reasonable satisfaction of the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the Termination Date (unless otherwise agreed to by the Administrative Agent). Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                  4.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to ss.4.2 (such agreement for A Bank being called herein the "LETTER OF CREDIT PARTICIPATION" of such Bank).

                  4.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under ss.4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to ss.4.2.

         4.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrowers hereby jointly and severally agree to reimburse or pay to the Administrative Agent, for the account of the Issuing

Bank or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder,

                  (a) except as otherwise expressly provided in ss.4.2(b) and
         (c), on each date that any drafT presented under such Letter of Credit is honored by the Issuing Bank, or the Issuing Bank otherwise makes a payment with respect thereto, (i) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Bank or any other Bank in connection with any payment made by the Issuing Bank or any other Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount of all Letters of Credit, an amount equal to 105% of such difference, which amount shall be held by the Issuing Bank for the benefit of the Banks and the Issuing Bank as cash collateral for all Obligations, and

                  (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with ss.15, or the occurrence of thE Termination Declaration Date, an amount equal to 105% of the then Maximum Drawing Amount of all Letters of Credit, which amount shall be held by the Issuing Bank for the benefit of the Banks and the Issuing Bank as cash collateral for all Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Office in immediately available funds and shall be promptly remitted by the Administrative Agent to the Issuing Bank or such other Bank entitled thereto. Interest on any and all amounts remaining unpaid by the Borrowers under this ss.4.2 at any timE from the date such amounts become due and payable (whether as stated in this ss.4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent, for the accounts of the Issuing Bank and the other Banks, on demand at the rate specified in ss.7.5 for overdue principaL on the Loans.

         4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Issuing Bank as provided in ss.4.2 on or before the date thaT such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston, Massachusetts time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, and the Administrative Agent shall promptly forward the same to the Issuing Bank, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Issuing Bank for federal funds acquired by the Issuing Bank during each day included in such period, TIMES (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Issuing Bank, and the denominator of which is 360. The responsibility of the Issuing Bank to the Borrowers and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         4.4. OBLIGATIONS ABSOLUTE. The Borrowers' joint and several obligations under this ss.4 shall bE absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which any of the Borrowers may have or have had against the Administrative Agent, the Issuing Bank, any other Bank or any beneficiary of a Letter of Credit. The Borrowers further agree with the Administrative Agent, the Issuing Bank, and the other Banks that the Administrative Agent, the Issuing Bank, and the other Banks shall not be responsible for, and the Borrowers' Reimbursement Obligations under ss.4.2 shall not be affected by, among otheR things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any of the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of any of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Administrative Agent, the Issuing Bank, and the other Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Administrative Agent, the Issuing Bank, or any other Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Administrative Agent, the Issuing Bank, or any other Bank to the Borrowers.

         4.5. RELIANCE BY ISSUING BANK. To the extent not inconsistent with ss.4.4, the Issuing Bank shall bE entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.

         4.6. LETTER OF CREDIT FEES. The Borrowers shall, on the first Business Day of each calendar month and on the Termination Date, pay a fee, in cash (in each case, a "LETTER OF CREDIT FEE"), to the Administrative Agent, for the PRO RATA accounts of the Banks in accordance with their Commitment Percentages, in an amount equal to three and one-quarter percent (3.25%) per annum on the average daily Maximum Drawing Amount of all Letters of Credit outstanding during the immediately preceding month. The Borrowers shall also, on the first Business Day of each calendar month and on the Termination Date, pay to the Administrative Agent, for the account of the Issuing Bank, a fee (in each case, a "FRONTING FEE") in an amount equal to one-eighth of one percent (0.125%) per annum on the average daily Maximum Drawing Amount of all Letters of Credit outstanding during the immediately preceding month. In respect of each Letter of Credit, the Borrowers shall also pay to the Issuing Bank, for the Issuing Bank's own account, at such other time or times as such charges are customarily made by the Issuing Bank, the Issuing Bank's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

         4.7. CASH COLLATERAL FOR LETTER OF CREDIT OBLIGATIONS. In the event that on the Termination Date there are any outstanding Letters of Credit, the Borrowers shall, on such date, deposit with the Issuing Bank an amount equal to 105% of the aggregate Maximum Drawing Amount of all such Letters of Credit, to be held by the Issuing Bank as cash collateral for any drawing under any such Letter of Credit.

5. WAIVER OF SURETYSHIP DEFENSES.

         Each of the Borrowers waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of any of the other Borrowers or any other entity or other Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each of the Borrowers agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of such Borrower hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Administrative Agent or any Bank to assert any claim or demand or to enforce any right or remedy against any of the other Borrowers or any other Person primarily or secondarily liable with respect to any of the Obligations; (ii) the addition, substitution or release of any entity or other Person primarily or secondarily liable for any Obligation; (iii) the adequacy of any rights which the Administrative Agent or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations; (iv) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Administrative Agent or any Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (v) any other act or omission which might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a release or discharge of such Borrower, all of which may be done without notice to such Borrower. To the fullest extent permitted by law, each of the Borrowers hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Administrative Agent or any Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Borrower before or after the Administrative Agent's or such Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Administrative Agent or any Bank.

6. CLOSING DATE FEES.

         6.1. AGENTS' FEE. The Borrowers jointly and severally agree to pay to the Agents and the Arranger the fees set forth in the fee letter dated December 18, 2001, by and among the Borrowers, the Agents and the Arranger (the "FEE LETTER"). Such fees shall be due and payable at the times set forth in Fee Letter.

         6.2. NATURE OF FEES. Unless otherwise stated in the Fee Letter, all fees will be fully-earned for each calendar month or portion thereof for which the fee is calculated. All fees will be non-refundable when paid.

7. CERTAIN GENERAL PROVISIONS.

         7.1. FUNDS FOR PAYMENTS.

                  7.1.1. PAYMENTS TO AGENT. All payments of principal, interest, commitment fees, Letter of Credit Fees, Fronting Fees, and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the Banks and the Administrative Agent, at the Administrative Agent's Office or at such other location that the Administrative Agent may from time to time designate, in each case in Dollars and in immediately available funds. Each of the Borrowers hereby expressly authorizes the Administrative Agent to charge any account(s) of such Borrower with the Administrative Agent or to advance Loans hereunder to effect any payments due hereunder or under the other Loan Documents.

                  7.1.2. NO OFFSET, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers will pay to the Administrative Agent, for the account of the Banks or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Administrative Agent to receive the same net amount which the Banks or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

                  7.1.3. RECEIPT OF FUNDS BY AGENT. The Borrowers agree that, on each day on which a payment is due hereunder with respect to any Loan, Letter of Credit or fee or under any Note, it will deliver to the Administrative Agent, not later than 12:00 noon (Boston, Massachusetts time), the amount so due on such day.

         7.2. COMPUTATIONS. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees, Fronting Fees, and other fees hereunder shall be based on a 365/366-day year and paid for the actual number of days elapsed. The outstanding amount of the Loans as reflected on the Note Records from time to time shall, with respect to the Borrowers, be considered correct and binding unless within five (5) Business Days after receipt of any notice from the Administrative Agent or any of the Banks of such outstanding amount, the Borrowers shall notify the Administrative Agent or such Bank to the contrary or the Administrative Agent or such Bank shall notify the Borrowers to the contrary.

         7.3. CAPITAL ADEQUACY. If after the date hereof any Bank or the Administrative Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank or the Administrative Agent or any corporation controlling such Bank or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Administrative Agent's commitment with respect to any Loans to a level below that which such Bank or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Administrative Agent to be material, then such Bank or the Administrative Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers jointly and severally agree to pay such Bank or (as the case may be) the Administrative Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Administrative Agent of a certificate in accordance with ss.7.4 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitablE basis.

         7.4. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to ss.7.3 and A brief explanation of such amounts which are due, submitted by any Bank or the Administrative Agent to the Borrowers, shall be PRIMA FACIE evidence, absent manifest error, that such amounts are due and owing.

         7.5. INTEREST AFTER DEFAULT. During the continuance of an Event of Default, the principal of the Loans shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Required Banks pursuant to ss.27, bear interest at a rate per annum equal to two percent (2%) above the rate oF interest otherwise applicable to such Loans pursuant to ss.2.5. During the continuance of an Event of Default, thE Letter of Credit Fee shall be the rate per annum equal to two percent (2%) above the rate otherwise applicable.

         7.6. INTEREST LIMITATION. Notwithstanding any other term of this Credit Agreement, any Note or any other Loan Document, the maximum amount of interest which may be charged to or collected from any Person liable hereunder, under any Note or under any other Loan Document by any Bank, shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest (the "MAXIMUM RATE") which could lawfully be charged or collected under applicable law, so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed, as to any Person liable therefor, the Maximum Rate, and any term of this Credit Agreement, any Note or any other Loan Document which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this Section. If, in respect of any applicable period, the effective interest rate on any amounts owing pursuant to this Credit Agreement, the Notes or any of the other Loan Documents, absent the Maximum Rate limitation contained herein, would have exceeded the Maximum Rate, and if in any applicable period, such effective interest rate would otherwise be less than the Maximum Rate, then the effective interest rate for such future applicable period shall be increased to the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that a court of competent jurisdiction shall, notwithstanding the provisions of this ss.7.6, determine that any Bank has received interest hereunder or under any of the other Loan Documents in excess of the Maximum Rate, such excess shall, to the extent permitted by applicable law, be applied first to any interest not in excess of the Maximum Rate then due and not yet paid, then to the outstanding principal of the Loans, then to fees and any other unpaid Obligations, and thereafter shall be refunded to the Borrowers or as a court of competent jurisdiction may otherwise order. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Credit Agreement is less than the total amount of interest which would have been paid or accrued had the interest not been limited hereby to the Maximum Rate, then the Borrowers shall, to the extent permitted by applicable law, pay to the Banks hereunder or under the Notes an amount equal to the excess, if any, of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect with respect to the Obligations hereunder or under the Notes and (ii) the amount of interest which would have accrued had the applicable effective interest rate not been limited hereunder by the Maximum Rate over (b) the amount of interest actually paid or accrued under this Credit Agreement. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, the Borrowers and any Bank or the Administrative Agent, as the case may be, shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee, or premium, rather than as interest,
(ii) exclude any voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations. The term "applicable law" as used in this ss.7.6 means the law chosen pursuant to ss.22 hereof or, if (despite the parties' intentions otherwise) ThE forum court does not enforce such contractual choice of law, the applicable law after the forum court applies the choice of law rules of the forum, including any federally mandated choice of law. The term includes applicable federal law, such as the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended.

8. PRIORITY AND COLLATERAL SECURITY.

         8.1. SUPERPRIORITY CLAIMS AND COLLATERAL SECURITY. Each of the Borrowers hereby represents, warrants and covenants that, except as otherwise expressly provided in this paragraph, the Obligations, other than those relating to Specified Existing Letters of Credit, upon the entry of the Interim Order, and all of the Obligations upon the entry of the Final Order:

         (a) SHALL AT ALL TIMES CONSTITUTE A SUPERPRIORITY CLAIM HAVING PRIORITY, PURSUANT TO SECTIONS 364(C)(1) OF THE BANKRUPTCY CODE, OVER THE OTHER SUPERPRIORITY CLAIMS GRANTED AS ADEQUATE PROTECTION IN RESPECT OF THE PREPETITION LENDERS AND ANY OTHER CLAIMS OF ANY ENTITY, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS UNDER SECTIONS 503, 506(C), 507, 1113, AND 1114 OF THE BANKRUPTCY CODE, AND

         (b) PURSUANT TO SECTIONS 364(C)(2) AND (3) AND 364(D) OF THE BANKRUPTCY CODE AND THE SECURITY DOCUMENTS, SHALL AT ALL TIMES BE SECURED BY A FIRST

PRIORITY PERFECTED LIEN IN ALL OF THE ASSETS, WHETHER NOW OWNED OR HEREAFTER ACQUIRED OF THE BORROWERS AND THEIR ESTATES, PURSUANT TO THE TERMS OF THE SECURITY DOCUMENTS.

SUCH SUPERPRIORITY CLAIM SHALL BE SUBJECT TO THE CARVE OUT. SUCH LIEN SHALL BE ON AVOIDANCE ACTIONS (OTHER THAN AVOIDANCE ACTIONS AGAINST THE PREPETITION LENDERS AND THE PREPETITION AGENTS) FROM AND AFTER THE ENTRY OF THE FINAL ORDER, BUT SHALL BE SUBJECT TO THE CARVE OUT. OTHERWISE SUCH LIEN SHALL BE SENIOR IN PRIORITY TO THE ADEQUATE PROTECTION LIENS SECURING THE PREPETITION LENDER DEBT AND ALL OTHER LIENS OTHER THAN PERMITTED PRIOR LIENS. THE LIENS SECURING THE OBLIGATIONS SHALL NOT BE SUBJECT TO SECTION 551 OF THE BANKRUPTCY CODE.

         8.2. COLLATERAL SECURITY PERFECTION. Each of the Borrowers agrees to take all action that the Administrative Agent or any Bank may reasonably request as a matter of nonbankruptcy law to perfect and protect the Administrative Agent's and the Banks' Liens upon the Collateral and for such Liens to obtain the priority therefor contemplated hereby, including, without limitation, executing and delivering such documents and instruments, financing statements, providing such notices and assents of third parties, obtaining such governmental approvals and providing such other instruments and documents in recordable form as the Administrative Agent or any Bank may reasonably request. Each Borrower hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as "all assets of such Borrower" or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the Commonwealth of Massachusetts or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of any jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Borrower is an organization, the type of organization and any organization identification number issued to such Borrower and, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Such Borrower agrees to furnish any such information to the Administrative Agent promptly upon the Administrative Agent's request.

         8.3. NO DISCHARGE; SURVIVAL OF CLAIMS. Each of the Borrowers agrees that (i) the Obligations shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrowers pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge), (ii) the Superpriority Claim granted to the Agents and Banks pursuant to the Orders and the Liens granted to the Administrative Agent, for the benefit of the Agents and the Banks pursuant to the Orders and the Security Documents, shall not be affected in any manner by the entry of an order confirming a Reorganization Plan and (iii) none of the Borrowers shall propose or support any Reorganization Plan that is not conditioned upon the payment in full in cash, on or prior to the

Termination Date, of all of the Obligations, and, with respect to Obligations arising pursuant to ss.18.1 oR ss.18.2 after such date, thereafter for the payment in full of such Obligations in cash when due and payable.

9. REPRESENTATIONS AND WARRANTIES.

         Each of the Borrowers represents and warrants to the Banks and the Administrative Agent as follows:

         9.1. CORPORATE AUTHORITY.

                  9.1.1. ORGANIZATION; GOOD STANDING. Each of the Borrowers (i) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its state of incorporation, organization or formation, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign entity and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of such Borrower.

                  9.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which any of the Borrowers is a party and the transactions contemplated hereby and thereby (i) are within the requisite authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings (or similar proceedings), (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, any of the Borrowers.

                  9.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which any of the Borrowers is a party will, upon entry of the Interim Order or the Final Order, whichever occurs first, result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         9.2. GOVERNMENTAL APPROVALS. Except for the entry of the Interim Order or the Final Order, whichever occurs first, the execution, delivery and performance by any of the Borrowers of this Credit Agreement and the other Loan

Documents to which any of the Borrowers is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         9.3. TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE 9.3 hereto, each of the Borrowers owns all of the assets reflected in the consolidated balance sheet of the Borrowers as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date or which have been disclosed to the Administrative Agent), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         9.4. FISCAL YEAR; FINANCIAL STATEMENTS; PROJECTIONS.

                  9.4.1. FISCAL YEAR, FISCAL QUARTERS. Each of the Borrowers has a fiscal year which is the twelve months ending on December 31 of each calendar year. Each of the Borrowers has fiscal quarters ending on calendar quarters.

                  9.4.2. FINANCIAL STATEMENTS. There has been furnished to each of the Banks a consolidated balance sheet of the Borrowers as at the Balance Sheet Date, and a consolidated statement of income of the Borrowers for the fiscal year then ended, audited by Arthur Andersen, LLP. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrowers as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrowers as of such date involving material amounts, known to the officers of the Borrowers, which were not disclosed in such balance sheet and the notes related thereto, other than cure payments in connection with executory contracts to be assumed and other claims arising in the Cases that are reasonably anticipated to be classified as general unsecured claims.

                  9.4.3. CASH BUDGET. The Borrowers have delivered to the Administrative Agent and each of the Banks a projected cash revenue and expense budget dated December 12, 2001 for the period through December 31, 2002. The budget has been prepared in good faith based upon assumptions which the Borrowers believe to be reasonable assumptions. To the knowledge of the Borrower, no facts exist that (individually or in the aggregate) would result in any material change in the budget that has not been disclosed to the Agents.

         9.5. NO MATERIAL CHANGES. Except as disclosed in the Parent's filings with the Securities and Exchange Commission prior to the Closing Date, since the Balance Sheet Date there has occurred no materially adverse change in the condition (financial or otherwise), operations, performance, properties, or prospects of the Borrowers as shown on or reflected in the consolidated balance sheet of the Borrowers as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than (i) changes in the Borrowers' financial performance which are reflected in the budget referred to in ss.9.4.3 and the financiaL statements delivered to the Banks for the periods prior to the Filing Date, (ii) the commencement and continuation of the Cases, and (iii) changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrowers, considered as a whole. Except as disclosed in the Parent's Form 10-K, for the period ending December 31, 2000, since the Balance Sheet Date, the Parent has not made any Distribution, and except for Distributions to other Borrowers, the Borrowers other than the Parent have not made any Distributions since the Balance Sheet Date.

         9.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. SCHEDULE 9.6 attached hereto contains a true, complete and current listing of all copyrights, copyright applications, trademarks, trademark rights, trade names, patents, patent rights or licenses, patent applications and other intellectual property rights of the Borrowers that are registered with any governmental authority as of the Closing Date. Each of the Borrowers owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Borrower is liable to any Person for infringement under applicable law with respect to any such rights as a result of its business operations.

         9.7. LITIGATION. Except for the Cases and as set forth in SCHEDULE 9.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Borrowers before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrowers, considered as a whole, or materially impair the right of the Borrowers, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrowers, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         9.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Except as disclosed on
SCHEDULE 9.8, none of the Borrowers is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrowers, considered as a whole. Other than as set forth on SCHEDULE 9.8 and other than contracts which the Borrowers may reject as executory contracts in the Cases and for which they are under no material economic compulsion to fail to reject, none of the Borrowers is a party to any contract or agreement that has or is expected, in the judgment of such Borrower's officers, to have any materially adverse effect on the business of such Borrower.

         9.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Except as set forth on SCHEDULE 9.9, none of the Borrowers is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrowers, considered as a whole.

         9.10. TAX STATUS. The Borrowers (i) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

         9.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         9.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrowers is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of the Borrowers an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         9.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage, or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or any rights relating thereto.

         9.14. CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 9.14 and except for arm's length transactions pursuant to which the Borrowers make payments in the ordinary course of business upon terms no less favorable than the Borrowers could obtain from third parties, none of the officers, directors, or employees of the Borrowers is presently a party to any transaction with any of the Borrowers (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         9.15. EMPLOYEE BENEFIT PLANS.

                  9.15.1. IN GENERAL. Except as shown on SCHEDULE 9.15.1 hereto, each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other Persons handling plan funds as required by ss.412 of ERISA. The Borrowers have heretofore delivered to thE Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect tO each Guaranteed Pension Plan.

                  9.15.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, provides benefit coverAgE subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws or to the extent taken into account in the latest actuarial valuation of post-employment benefit obligations (FASB No. 10Bb report). By their respective terms, and except as limited as a result of the filing of the Cases, the Borrowers may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrowers without liability to any Person.

                  9.15.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of aN accumulated funding deficiency or extension of amortization periods has been received and remains in effect with respect to any Guaranteed Pension Plan, and none of the Borrowers or any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code. No liability to the PBGC (other than requiReD insurance premiums, all of which have been paid) has been incurred by any of the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived or attributable to the filing of the Cases), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC.

                  9.15.4. MULTIEMPLOYER PLANS. None of the Borrowers or any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale oF assets described in ss.4204 of ERISA. None of the Borrowers or any ERISA Affiliate has been notified thaT any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

         9.16. USE OF PROCEEDS.

                  9.16.1. GENERAL. The proceeds of the Loans shall be used and Letters of Credit shall be issued solely for working capital and general corporate purposes, including, without limitation, the payments on the Prepetition Lender Debt to the extent provided in this Credit Agreement and the Orders.

                  9.16.2. REGULATIONS U AND X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         9.17. ENVIRONMENTAL COMPLIANCE. The Borrowers have taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, have determined that:

                  (a) except as set forth on SCHEDULE 9.17 attached hereto, none of the Borrowers or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "ENVIRONMENTAL LAWS"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of any of the Borrowers;

                  (b) except as set forth on SCHEDULE 9.17 attached hereto, none of the Borrowers has received notice from any third party including, without limitation, any federal, state or local governmental authority,

         (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutAnT or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, oil or hazardous materials oR other chemicals or substances regulated by any Environmental Laws ("HAZARDOUS SUBSTANCES") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any of the Borrowers conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c) except as set forth on SCHEDULE 9.17 attached hereto, (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate, except where the presence of such underground tank or other underground storage receptacle could not be reasonably expected to have a material adverse effect on the value of any of the Real Estate or a material adverse effect on the Borrowers as a whole; (ii) in the course of any activities conducted by any of the Borrowers or operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any of the Borrowers, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (d) except as set forth on SCHEDULE 9.17 attached hereto, none of the Borrowers, any Mortgaged Property or any of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Leasehold Mortgage or to the effectiveness of any other transactions contemplated hereby.

         9.18. SUBSIDIARIES; CAPITALIZATION, ETC. All Subsidiaries, direct and indirect, of the Borrowers are listed on SCHEDULE 9.18 hereto. None of the Borrowers or any Subsidiary of the Borrowers is engaged in any joint venture or partnership with any other Person. The capitalization of each of the Borrowers consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on SCHEDULE 9.18. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of each of the Borrowers (other than the Parent) and the number of shares owned by each as of the Closing Date are described on SCHEDULE 9.18. There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of any of the Borrowers (other than the Parent) as of the Closing Date, except as described on
SCHEDULE 9.18.

         9.19. DISCLOSURE. None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to any of the Borrowers in the case of any document or information not furnished by it) necessary in order to make the statements herein or therein not misleading. Except for the Cases and except as set forth on SCHEDULE 9.19, there is no fact known to any of the Borrowers which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of any of the Borrowers, considered as a whole, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

         9.20. PERFECTION OF SECURITY INTEREST. Upon the entry of the Interim Order or the Final Order, whichever occurs first, to the extent requested by the Administrative Agent, all filings, assignments, pledges and deposits of documents or instruments will have been made and all other actions will have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral. The Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings, or other defenses. The Borrowers are the owners of the Collateral, free from any lien, security interest, encumbrance, or any other claim or demand, except for Permitted Liens.

         9.21. BANK ACCOUNTS. SCHEDULE 9.21 hereto sets forth the account numbers and location of all bank accounts of the Borrowers, as such Schedule may be updated from time to time pursuant to ss.11.13.

         9.22. FILED ENTITIES. All Subsidiaries, other than those Subsidiaries listed on SCHEDULE 9.22 hereto, are debtors in the Cases in the Bankruptcy Court.

         9.23. ELIGIBLE RECEIVABLES. Each Receivable reflected on the computations included in any Borrowing Base Certificate meets the criteria enumerated in the definition of Eligible Receivables.

10. AFFIRMATIVE COVENANTS OF THE BORROWERS.

         Each of the Borrowers covenants and agrees that, so long as any Loan, Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans and the Issuing Bank has any obligation to issue, extend or renew any Letter of Credit:

         10.1. PUNCTUAL PAYMENT. The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Fronting Fees, the commitment fees, the fees set forth in the Fee Letter and all other amounts provided for in this Credit Agreement and the other Loan Documents to which any of the Borrowers is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         10.2. MAINTENANCE OF OFFICE. Each of the Borrowers will maintain its chief executive office in 450 East Las Olas Blvd., Suite 1400, Ft. Lauderdale, Florida 33301, or at such other place in the United States of America as such Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon such Borrower in respect of the Loan Documents to which such Borrower is a party may be given or made. Each of the Borrowers will give the Administrative Agent thirty days prior written notice of any change in the location of its chief executive office.

         10.3. RECORDS AND ACCOUNTS. Each of the Borrowers will (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves, and (iii) at all times engage Arthur Andersen, LLP or other independent certified public accountants reasonably satisfactory to the Administrative Agent as the independent certified public accountants of such Borrower and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of such Borrower and the appointment in such capacity of a successor firm as shall be reasonably satisfactory to the Agents.

         10.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to each of the Banks:

                  (a) within sixty (60) days of the end of the fiscal quarter ending December 31, 2001, and within forty-five (45) days of the end of each of the other fiscal quarters of the Borrowers, copies of the unaudited consolidated balance sheet of the Borrowers and the unaudited consolidating balance sheet of the Borrowers, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Borrowers' fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrowers that the information contained in such financial statements fairly presents the financial position of the Borrowers on the date thereof (subject to year-end adjustments);

                  (b) as soon as practicable, but in any event within sixty (60) days of the end of the month ending December 31, 2001, and within thirty (30) days after the end of each other month, unaudited monthly consolidated financial statements of the Borrowers for such month and unaudited monthly consolidating financial statements of the Parent for such month, each prepared in accordance with generally accepted accounting principles;

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Parent in form and substance satisfactory to the Administrative Agent (the "COMPLIANCE CERTIFICATE") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.12 and (if applicable) reconciliations to reflect changes in generally accepted accountinG principles since the Balance Sheet Date;

                  (d) promptly, copies of all pleadings, papers, notices, orders and other papers filed in or issued from the Bankruptcy Court or any appellate court in the Cases and copies of all reports filed with the Office of the United States Trustee relating to any of the Cases;

                  (e) on the first Business Day of each month, a rolling thirteen (13) week cash flow projection, of the Borrowers in a form and in such details as is reasonably satisfactory to the Agents, updating the prior cash flow projection and, for prior periods ending up to one week prior to the date of the report, showing actual performance and any variances of actual performance from projected performance;

                  (f) from time to time upon request of either Agent, a summary of accounts receivable and accounts payable of the Borrowers;

                  (g) not less frequently than semi-monthly, and from time to time upon either Agent's request, a Borrowing Base Certificate in the form of EXHIBIT E attached hereto (the "BORROWING BASE CERTIFICATE");

                  (h) from time to time upon request, a written or oral report, in detail reasonably satisfactory to the Agents, as to the status of the Reorganization Plan; and

                  (i) from time to time such other financial data and information (including accountants' management letters) as either Agent may reasonably request.

         10.5. NOTICES.

                  10.5.1. DEFAULTS. The Borrowers will promptly notify the Agents and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of Indebtedness, indenture or other obligation to which or with respect to which any of the Borrowers is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrowers shall forthwith give written notice thereof to each of the Agents and each of the Banks, describing the notice or action and the nature of the claimed default.

                  10.5.2. ENVIRONMENTAL EVENTS. The Borrowers will promptly give notice to the Administrative Agent (i) of any material violation of any Environmental Law that any of the Borrowers reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency that has the potential to materially adversely affect the assets, liabilities, financial conditions or operations of any of the Borrowers, or the Administrative Agent's security interests pursuant to the Security Documents and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially adversely affect the assets, liabilities, financial conditions or operations of any of the Borrowers, or the Administrative Agent's security interests pursuant to the Security Documents.

                  10.5.3. NOTICE OF LITIGATION AND JUDGMENTS. The Borrowers will give notice to the Administrative Agent in writing within ten (10) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrowers or to which any of the Borrowers is or becomes a party involving an uninsured claim against any of the Borrowers, that could reasonably be expected to have a materially adverse effect on any of the Borrowers and stating the nature and status of such litigation or proceedings. The Borrowers will give notice the to Administrative Agent, in writing, in form and detail satisfactory to the Administrative Agent, within five (5) days of any judgment not covered by insurance, final or otherwise, against any of the Borrowers in an amount in excess of $250,000.

                  10.5.4. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrowers will, immediately upon becoming aware thereof, notify the Administrative Agent in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Administrative Agent's rights with respect to the Collateral, are subject.

                  10.5.5. NOTICE REGARDING EXECUTORY CONTRACTS. The Borrowers shall notify the Administrative Agent prior to any of the Borrowers rejecting any contract or making any motion to reject any contract, setting forth in such notice the Borrowers' reasons why such rejection
         (i) will be in the best interests of the Borrowers and (ii) will not have a material adverse effect on the Borrowers, considered as a whole, and avoid proceeding with such rejection if such rejection will have a material adverse effect on the Borrowers, considered as a whole.

         10.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES; ETC.

                  (a) Each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises.

                  (b) Each of the Borrowers (i) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will continue to engage primarily in the businesses now conducted by it and in related businesses; PROVIDED that nothing in this ss.10.6 shall prevent any of the BorrowerS from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its business and that do not in the aggregate materially adversely affect the business of the Borrowers on a consolidated basis.

         10.7. INSURANCE. Each of the Borrowers will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and reasonably satisfactory to the Administrative Agent.

         10.8. TAXES. Each of the Borrowers will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that each of the Borrowers will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         10.9. INSPECTION OF PROPERTIES AND BOOKS; INFORMATION.

                  (a) Each of the Borrowers shall permit the Banks, through either Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrowers, to examine the books of account of the Borrowers (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, their officers, all at such reasonable times and intervals as either Agent or any Bank may reasonably request.

                  (b) Each of the Borrowers shall continue to cooperate fully with the Agents, the Agents' Special Counsel and their representatives, and use their best efforts to provide such information, documentation and records as any of them may reasonably request concerning the operations of the Borrowers, payables related thereto and other matters, such that all such information will be presented to the Agents as promptly as practicable after any reasonable request therefor by either Agent, the Agent's Special Counsel or any of their representatives.

         10.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Each of the Borrowers will comply with (i) in all material respects, the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws, (iii) except for temporary delays from the Filing Date as permitted by the Bankruptcy Code and for executory contracts rejected by such Borrower in compliance with the requirements of ss.10.5.5, all contracts, agreements and instruments by which it oR any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from the Bankruptcy Court or any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Borrowers may fulfill any of its obligations hereunder or any of the other Loan Documents to which any of the Borrowers is a party, each of the Borrowers will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Banks with evidence thereof.

         10.11. EMPLOYEE BENEFIT PLANS. Each of the Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with alL required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of
ERISA (and any other substantIvE correspondence from or with the PGBC regarding the Guaranteed Pension Plans), or in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

         10.12. USE OF PROCEEDS. Each of the Borrowers will use the proceeds of the Loans and will obtain Letters of Credit solely for the purposes set forth in ss.9.16.

         10.13. CASH MANAGEMENT ARRANGEMENTS; DEPOSITORY ARRANGEMENTS.

                  (a) Each of the Borrowers shall implement and maintain in place cash management arrangements as shall be in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the generality of the foregoing, the parties agree that:

                           (i) all cash and cash equivalents held by the
                  Borrowers and all proceeds of Receivables and other accounts, chattel paper, general intangibles, instruments and other payment rights for which any of the Borrowers is an obligee shall be deposited into either the Concentration Account or any agency accounts of the Borrowers subject to any of the Agency Account Agreements; and

                           (ii) all cash and cash equivalents held by the
                  Borrowers and all such proceeds of Receivables and other accounts, chattel paper, general intangibles, instruments and other payment rights shall, on each Business Day or such other frequency as may be agreed to by the Administrative Agent be transferred to the Concentration Account, to the extent not already transferred to the Concentration Account, for application to the Obligations pursuant to the provisions hereof.

                  (b) In the event that, any of the Borrowers receives any cash, checks or other cash proceeds of Collateral, the Borrowers shall, promptly upon receipt thereof, in the identical form received (except for any endorsements thereon which may be required by the Administrative Agent), cause such cash, checks and cash proceeds to be paid directly into the Concentration Account or into any agency account subject to an Agency Account Agreement.

                  (c) The Borrowers agree to implement the foregoing cash management arrangements as soon as practicable following the Closing Date.

         10.14. RETENTION OF FINANCIAL ADVISOR AND COMMERCIAL FINANCE AUDITS AND APPRAISALS.

                  (a) The Borrowers acknowledge that the Agents' Special Counsel may continue to retain FTI/Policano & Manzo to, among other things, make visits to, and discuss financial and operational matters with, the Borrowers and to advise the Administrative Agent and the Banks as to the business, operations and financial condition of the Borrowers. Such consultant shall not be limited in the frequency of visits to the facilities of the Borrowers. The Borrowers shall cooperate with such consultant and provide such consultant with all information reasonably requested by such consultant in connection with its engagement by Agents' Special Counsel.

                  (b) Upon the reasonable request of either Agent, the Borrowers will obtain and deliver to the Agents, or, if either Agent so elects, will cooperate with the Agents in the Agents' obtaining, a report of an independent collateral auditor satisfactory to the Agents (which may be affiliated with either Agent or one of the Banks) with respect to the components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered at the time of reference thereto is accurate and complete in all material respects based upon a review by such auditors of the Receivables (including verification with respect to the amount, aging, identity and credit of the respective Account Debtors and the billing practices of the Borrowers). All such collateral value reports shall be conducted and made at the expense of the Borrowers.

                  (c) Upon the reasonable request of either Agent, the Borrowers will obtain and deliver to the Agents, or, if either Agent so elects, will cooperate with the Agents in the Agents' obtaining, a report of an appraiser or appraisers satisfactory to the Agents (which may be affiliated with either Agent or one of the Banks) with respect to the other assets of any of the Borrowers. All such appraisals shall be conducted and made at the expense of the Borrowers.

         10.15. COLLATERAL PRESERVATION. Each of the Borrowers shall take all such further actions as the Administrative Agent may from time to time reasonably request to preserve, protect, perfect and ensure the priority of the Collateral, subject to Permitted Liens entitled to priority under applicable law.

         10.16. REAL ESTATE MATTERS. At the request of the Administrative Agent, the Borrowers shall execute such instruments, documents and agreements, and take such other action as shall be necessary to convey to the Administrative Agent, a first priority mortgage in any or all real property owned by any of the Borrowers, and in connection therewith, deliver such appraisals, environmental assessments, surveys, reports and information as the Administrative Agent shall require. At the request of the Administrative Agent, the Borrowers shall execute such instruments, documents and agreements, and take such other action as shall be necessary to convey to the

Administrative Agent, a first priority mortgage in any or all real property leased by any of the Borrowers, and in connection therewith, deliver such appraisals, environmental assessments, surveys, reports and information as the Administrative Agent shall reasonably require.

         10.17. LANDLORDS AND WAREHOUSEMEN. Each of the Borrowers shall endeavor to obtain and deliver to the Administrative Agent an agreement, in form and substance satisfactory to the Administrative Agent, regarding each property leased by the Borrowers on which Inventory is held or maintained and by each land landlord and each other third party in possession of any of the Collateral consisting of Inventory. Each such agreement delivered under this section shall include an acknowledgement of the first priority of the Lien of the Administrative Agent in such Inventory together with such other agreements as to access to such Collateral, free of any Lien or right of distraint of such party in possession, as the Administrative Agent may reasonably request.

         10.18. MANAGEMENT SEARCH.

                  (a) The Borrowers shall commence and diligently maintain a search for the selection of an interim president and chief restructuring officer experienced in the businesses of the Borrowers and in restructuring operations of financially distressed companies; shall provide periodic updates to the Agents and the Prepetition Agents of the results of such search, and shall expeditiously conclude the search and hire for such positions. The Agents and the Prepetition Agents shall be satisfied as to the scope of the operational authority, subject to supervision by the Parent's board of directors, granted to the interim president and chief executive officer.

                  (b) The Borrowers shall (i) commence and diligently maintain an expeditious search, using an executive search firm of nationally recognized standing, for the selection of a permanent president and chief executive officer experienced in the businesses of the Borrowers and in restructuring operations of financially distressed companies;
         (ii) provide periodic updates to the Agents and the Prepetition Agents of the results of such search, (iii) consult, and cause such search firm to consult, with the Agents and the Prepetition Agents as to the nature and skills of the candidates being considered; and (iv) conclude the search and hire for such positions a person, reasonably acceptable to the Agents and the Prepetition Agents, so that the person begins to perform his or her duties no later than June 30, 2002. The Agents and the Prepetition Agents shall be satisfied as to the scope of the operational authority, subject to supervision by the Parent's board of directors, granted to the permanent president and chief executive officer.

         10.19. LEASES. The Borrowers will conduct a review of operating and Capitalized Leases of the Borrowers, which review, together with such details (including an analysis of the operating leases to be rejected by the Borrowers and the Capitalized Leases in which the leased goods are to be returned or abandoned to the lessors) as are reasonably requested by the Agents and the Prepetition Agents, shall be presented to the Agents and the Prepetition Agents by the Borrowers no later than February 28, 2002.

         10.20. FURTHER ASSURANCES. Each of the Borrowers will cooperate with the Banks and the Agents and execute such further instruments and documents as the Banks or either Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

11. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.

         Each of the Borrowers covenants and agrees that, so long as any Loan, Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letter of Credit:

         11.1. RESTRICTIONS ON INDEBTEDNESS. None of the Borrowers will create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks and the Agents arising under any of the Loan Documents;

                  (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (c) the Prepetition Lender Debt and Indebtedness existing on the date hereof and listed and described on SCHEDULE 11.1 hereto;

                  (d) Indebtedness of a Subsidiary of any of the Borrowers owing to such Borrower;

                  (e) (i) purchase money Indebtedness incurred by any of the Borrowers in the ordinary course of business consistent with past practices in an aggregate amount not to exceed $10,000,000, and (ii) Indebtedness arising from the consignment of Inventory to any of the Borrowers in an aggregate amount not to exceed $5,000,000; PROVIDED that the sum of all amounts outstanding under clauses (i) and (ii) shall not exceed an aggregate amount of $12,000,000 at any time; and

                  (f) Indebtedness with respect to the indemnification of officers and directors of the Borrowers in the ordinary course of business consistent with past practices.

         11.2. RESTRICTIONS ON LIENS. None of the Borrowers will (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; PROVIDED that the Borrowers may create or incur or suffer to be created or incurred or to exist:

                  (a) liens in favor of the Borrowers on all or part of the assets of Subsidiaries of the Borrowers securing Indebtedness owing by Subsidiaries of the Borrowers to the Borrowers;

                  (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens to secure claims for labor, material or supplies in respect of obligations not overdue;

                  (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations or to secure statutory obligations arising in the ordinary course of the Borrowers' businesses consistent with past practices and other security deposits arising in the ordinary course of the Borrowers' business consistent with past practices;

                  (d) liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrowers shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) liens or claims of carriers, warehousemen, mechanics, and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations which are either
         (i) not overdue or (ii) being contested in good faith by the Borrowers;

                  (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which any of the Borrowers is a party, and other minor liens or encumbrances none of which in the opinion of the Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrowers individually or of the Borrowers on a consolidated basis;

                  (g) liens existing on the date hereof and listed on SCHEDULE
         11.2 hereto and liens in favor of the Prepetition Agents and the Prepetition Lenders securing the Prepetition Lender Debt;

                  (h) liens in favor of the Administrative Agent or the Administrative Agent for the benefit of the Banks and the Agents under the Loan Documents; and

                  (j) security interests in respect of Indebtedness permitted pursuant toss.11.1(e).

Nothing contained in this Section subordinates the Liens in favor of the Administrative Agent under the Security Documents or the Orders to any Permitted Lien that is not valid, perfected and entitled to priority over the Administrative Agent's Liens under applicable law or that is avoidable under the Bankruptcy Code.

         11.3. RESTRICTIONS ON INVESTMENTS. None of the Borrowers will make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrowers;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of any Bank or any United States banks having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc. ("MOODY'S") and not less than "A 1" if rated by Standard and Poor's Rating Group ("S&P"); PROVIDED that such Investment in such commercial paper otherwise permitted hereunder shall be permitted if such commercial paper is rated either
         (i) not less than "P 2" by Moody's and "A 1" by S&P or (ii) not less than "A 2" by S&P and "P 1" by Moody's;

                  (d) Investments existing on the date hereof and listed on
         SCHEDULE 11.3 hereto; and

                  (e) Investments with respect to Indebtedness permitted byss.11.1(d) so long as such entities remain Subsidiaries of the Borrowers.

         11.4. DISTRIBUTIONS.

         None of the Borrowers will make any Distributions other than Distributions to the Parent. No Borrower shall, or shall permit any of its Subsidiaries to, create or permit to exist any restriction on the ability of any of its Subsidiaries to pay dividends to the Parent.

         11.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                  11.5.1. MERGERS AND ACQUISITIONS. None of the Borrowers will become a party to any merger or consolidation except the merger or consolidation of one or more of the Subsidiaries of any Borrower with and into such Borrower, with such Borrower being the surviving corporation of such merger or consolidation; PROVIDED that, in each case, no Default or Event of Default shall have occurred and be continuing, or would result from such merger or consolidation. None of the Borrowers will effect any asset acquisition or stock acquisition, other than the acquisition of assets in the ordinary course of business consistent with past practices.

                  11.5.2. DISPOSITION OF ASSETS. None of the Borrowers will become a party to or agree to or effect any disposition of assets, other than, so long as no Default or Event of Default has occurred and is continuing, (a) true leases of Inventory, (b) sales of Specified Resale Inventory, and (c) up to the total sum of $12,000,000, dispositions of other assets, in each case in the ordinary course of business consistent with past practices and for reasonably equivalent value.

         11.6. SALE AND LEASEBACK. None of the Borrowers will enter into any arrangement, directly or indirectly, whereby such Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that such Borrower intends to use for substantially the same purpose as the property being sold or transferred.

         11.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. None of the Borrowers will,
(i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, other than in compliance with all Environmental Laws and other applicable laws, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, except as described in
SCHEDULE 9.17, (iii) generate any Hazardous Substances on any of the Real Estate, other than in compliance with all Environmental Laws and other applicable laws, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a material release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or material threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law in any material respect or bring such Real Estate in violation in any material respect of any Environmental Law.

         11.8. SUBORDINATED DEBT. Except pursuant to a Reorganization Plan that has been confirmed by an order of the Bankruptcy Court with consent of the Agents and the Banks, none of the Borrowers will prepay, redeem, repurchase or defease any of the Subordinated Debt. None of the Borrowers will, without the prior written consent of the Administrative Agent, amend, supplement or otherwise modify any of the terms of the Subordinated Debt or take any action that would cause or permit the Obligations or the Prepetition Lender Debt to fail to constitute senior indebtedness to which the payment of the Subordinated Debt are subordinated.

         11.9. EMPLOYEE BENEFIT PLANS. Except in accordance with the Reorganization Plan that has been confirmed by an order of the Bankruptcy Court with consent of the Agents and the Banks, none of the Borrowers or any ERISA Affiliate will

                  (a) engage in any "prohibited transaction" within the meaning ofss.406 of ERISA orss.4975 oF the Code which could result in a material liability for any of the Borrowers; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any of the Borrowers pursuant to ss.302(f) or ss.4068 of ERISA; or

                  (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant toss.307 of ERISA orss.401(a)(29) of the Code; or

                  (e) take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans increasing by in excess of $250,000 (takinG into account the cumulative effect of any prior such actions).

         11.10. BUSINESS ACTIVITIES. None of the Borrowers will engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by it on the date hereof.

         11.11. FISCAL YEAR; FISCAL QUARTERS. None of the Borrowers will change the date of the end of its fiscal year or any of its fiscal quarters from that set forth in ss.9.4.1.

         11.12. TRANSACTIONS WITH AFFILIATES. Except as set forth in SCHEDULE 11.12, none of the Borrowers will engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

         11.13. BANK ACCOUNTS. None of the Borrowers will (i) establish any bank accounts other than those listed on SCHEDULE 9.21 without the Administrative Agent's prior written consent, (ii) violate directly or indirectly any Agency Account Agreement with respect to such account, or (iii) deposit into any of the payroll accounts listed on SCHEDULE 9.21 any amounts in excess of amounts necessary to pay current payroll and related tax obligations from such accounts. Upon the written consent of the Administrative Agent to the establishment of an additional bank account pursuant to clause (i) of this ss.11.13, SCHEDULE 9.21 hereto will be amended to reflecT the addition of such bank account.

         11.14.  BANKRUPTCY CASES.

           None of the Borrowers will seek, consent or suffer to exist (i) any modification, stay, vacation or amendment to the Orders, unless the Agents have consented to such modification, stay, vacation or amendment in writing, (ii) a priority claim for any administrative expense or unsecured claim against any of the Borrowers (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expense of the kind specified in Section 503(b), 506(c) or 507(b) of the Bankruptcy Code) equal or superior to the priority claim of the Agents and the Banks in respect of the Obligations or of the Prepetition Agents and the Prepetition Lenders in respect of the Prepetition Indebtedness, except for the Carve Out; (iii) any cut off, based on the "equities of the case" under Section 552(b) of the Bankruptcy Code, of the Prepetition Administrative Agent's Lien on any proceeds, products or profits of collateral securing the Prepetition Lender Debt at the time of the commencement of the Cases; or (iv) any Lien on any Collateral, having a priority equal or superior to the Lien in favor of the Administrative Agent in respect of the Obligations or securing the Prepetition Lender Debt, except for Permitted Prior Liens and for purchase money Liens entitled to priority under applicable law.

         11.15. PREPETITION INDEBTEDNESS. The Borrowers shall not pay or discharge, or cause to be paid or discharged, any Indebtedness of any Borrower incurred before the Filing Date other than payments:

                  (a) on Prepetition Lender Debt,

                  (b) approved by the Bankruptcy Court on or about the Filing Date in connection the Borrowers' "first day orders",

                  (c) payments in respect of coverage for director and officer liabilities and constituting the deductible amounts under applicable director and officer insurance policies purchased by the Borrowers, to the extent approved by the Bankruptcy Court and not exceeding the total sum of $500,000,

                  (d) as required in the Reorganization Plan, on or about the effective date of the Reorganization Plan, or

                  (e) of severance and other payments approved by the Bankruptcy Court.

None of the Borrowers shall file any motion with the Bankruptcy Court in accordance with Section 546(g) of the Bankruptcy Code seeking to return any goods shipped to any of the Borrowers prior to the Filing Date, without the Agents' consent in writing. None of the Borrowers will amend, waive, or otherwise modify any agreement supported by a letter of credit issued pursuant to the Prepetition Credit Agreement that is not a Specified Existing Letter of Credit.

12. FINANCIAL COVENANTS OF THE BORROWERS.

         Each of the Borrowers covenants and agrees that, so long as any Loan, Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letter of Credit:

         12.1. MINIMUM ADJUSTED CONSOLIDATED EBITDA. The Borrowers will not cause or permit Adjusted Consolidated EBITDA:

                  (a) for the month of January 2002 to be less than ($2,828,000);

                  (b) for the two-month period of January 2002 and February 2002 to be less than ($2,874,000); and

                  (c) for each consecutive three-month period ending at the end of the month indicated in the table below to be less than the amount set forth in the table opposite such period.

                 --------------------------------------------- -------------------------------------

                 Three-Month Period Ending                     Amount
                 --------------------------------------------- -------------------------------------

                 March 2002                                    $1,720,000
                 --------------------------------------------- -------------------------------------

                 April 2002                                    $7,327,000
                 --------------------------------------------- -------------------------------------

                 May 2002                                      $17,318,000
                 --------------------------------------------- -------------------------------------

                 June 2002                                     $23,533,000
                 --------------------------------------------- -------------------------------------

                 July 2002                                     $28,984,000
                 --------------------------------------------- -------------------------------------

                 August 2002                                   $32,458,000
                 --------------------------------------------- -------------------------------------

                 September 2002                                $33,594,000
                 --------------------------------------------- -------------------------------------

                 October 2002                                  $32,976,000
                 --------------------------------------------- -------------------------------------

                 November 2002                                 $27,135,000
                 --------------------------------------------- -------------------------------------

         12.2. CUMULATIVE CASH FLOW. The Borrowers will not cause or permit Cumulative Cash Flow for any period ending at the end of the month indicated in the table below to be less than the amount set forth in the table opposite such month.

                 --------------------------------------------- -------------------------------------

                 Month Ending                                  Amount
                 --------------------------------------------- -------------------------------------

                 January 2002                                  ($5,834,000)
                 --------------------------------------------- -------------------------------------

                 February 2002                                 ($3,966,000)
                 --------------------------------------------- -------------------------------------

                 March 2002                                    ($7,786,000)
                 --------------------------------------------- -------------------------------------

                 April 2002                                    ($19,796,000)
                 --------------------------------------------- -------------------------------------

                 May 2002                                      ($21,366,000)
                 --------------------------------------------- -------------------------------------

                 June 2002                                     ($8,889,000)
                 --------------------------------------------- -------------------------------------

                 July 2002                                     ($10,906,000)
                 --------------------------------------------- -------------------------------------

                 August 2002                                     $4,736,000
                 --------------------------------------------- -------------------------------------

                 September 2002                                  $20,823,000
                 --------------------------------------------- -------------------------------------

                 October 2002                                    $16,795,000
                 --------------------------------------------- -------------------------------------

                 November 2002                                   $35,957,000
                 --------------------------------------------- -------------------------------------

         12.3. CAPITAL EXPENDITURES. The Borrowers will not cause or permit the aggregate amount of Capital Expenditures of the Borrowers made for any period commencing with the Filing Date and ending at the end of any month indicated in the table below to be greater than the amount set forth in the table opposite such month.

                 --------------------------------------------- -------------------------------------

                 Month Ending                                  Amount
                 --------------------------------------------- -------------------------------------

                 January 2002                                  $4,197,000
                 --------------------------------------------- -------------------------------------

                 February 2002                                 $9,252,000
                 --------------------------------------------- -------------------------------------

                 March 2002                                    $18,325,000
                 --------------------------------------------- -------------------------------------

                                      -65-


                 --------------------------------------------- -------------------------------------

                 April 2002                                    $26,559,000
                 --------------------------------------------- -------------------------------------

                 May 2002                                      $31,085,000
                 --------------------------------------------- -------------------------------------

                 June 2002                                     $32,243,000
                 --------------------------------------------- -------------------------------------

                 July 2002                                     $33,291,000
                 --------------------------------------------- -------------------------------------

                 August 2002                                   $34,765,000
                 --------------------------------------------- -------------------------------------

                 September 2002                                $35,814,000
                 --------------------------------------------- -------------------------------------

                 October 2002                                  $36,695,000
                 --------------------------------------------- -------------------------------------

                 November 2002                                 $37,576,000
                 --------------------------------------------- -------------------------------------

         12.4. BASE CAPITAL EXPENDITURES. The Borrowers will not cause or permit the aggregate amount of Base Capital Expenditures of the Borrowers made for any period commencing with the Filing Date and ending at the end of any month indicated in the table below to be greater than the amount set forth in the table opposite such month.

                 --------------------------------------------- -------------------------------------

                 Month Ending                                  Amount
                 --------------------------------------------- -------------------------------------

                 January 2002                                  $2,072,000
                 --------------------------------------------- -------------------------------------

                 February 2002                                 $4,577,000
                 --------------------------------------------- -------------------------------------

                 March 2002                                    $10,675,000
                 --------------------------------------------- -------------------------------------

                 April 2002                                    $16,359,000
                 --------------------------------------------- -------------------------------------

                 May 2002                                      $19,610,000
                 --------------------------------------------- -------------------------------------

                 June 2002                                     $20,768,000
                 --------------------------------------------- -------------------------------------

                 July 2002                                     $22,816,000
                 --------------------------------------------- -------------------------------------

                 August 2002                                   $22,865,000
                 --------------------------------------------- -------------------------------------

                 September 2002                                $23,914,000
                 --------------------------------------------- -------------------------------------

                 October 2002                                  $24,795,000
                 --------------------------------------------- -------------------------------------

                 November 2002                                 $25,676,000
                 --------------------------------------------- -------------------------------------

13. CLOSING CONDITIONS.

         The obligations of the Banks to make the initial Loans or to issue, extend or renew any Letters of Credit on the Closing Date shall be subject to the satisfaction of the following conditions precedent on or prior to January 11, 2002, unless such date is extended by the Administrative Agent in writing:

         13.1. INTERIM ORDER; FINAL ORDER. The Cases shall have commenced on or prior to January 11, 2002, and the Bankruptcy Court shall have entered the Interim Order or the Final Order and such Order shall be in full force and effect and shall not have been amended, modified, stayed, or reversed. If either the Interim Order or the Final Order is the subject of a pending appeal in any respect, none of such Orders, the making of the Loans, the issuance, extension or renewal of any Letters of Credit, or the performance by any of the Borrowers of any of the Obligations shall be the subject of a presently effective stay pending appeal. The Borrowers, the Agents, the Banks, the Prepetition Agents and the Prepetition Lenders shall be entitled to rely in good faith upon each of the Orders notwithstanding objection thereto or appeal therefrom by any interested party. The Borrowers, the Agents and the Banks shall be permitted and required to perform their respective obligations in compliance with this Credit Agreement, notwithstanding any such objection or appeal unless and for so long as the relevant Order has been stayed by a court of competent jurisdiction.

         13.2. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

         13.3. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from each of the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of
(i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

         13.4. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by each of the Borrowers of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         13.5. INCUMBENCY CERTIFICATE. The Administrative Agent shall have received from each of the Borrowers an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each such Borrower, each of the Loan Documents to which such Borrower is or is to become a party; (ii) to make Loan Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

         13.6. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions hereof and the Security Documents and
(ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

         13.7. OPINIONS OF COUNSEL. Each of the Banks and the Agents shall have received a favorable legal opinion addressed to the Banks and the Agents, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agents, from counsel to the Borrowers and, to the extent requested by the Administrative Agent, from local counsel.

         13.8. PAYMENT OF FEES. The Borrowers shall have paid, or be concurrently tendering, to the Administrative Agent, for the accounts of the Banks, the Agents and the Arranger, as applicable, the fees to be paid on the Closing Date. The Borrowers shall also have paid to the Administrative Agent and the Prepetition Administrative Agent the amount of any fees or expenses for which the Borrowers are responsible under ss.18.1 oR under any like provision of the Prepetition Credit Agreement and for which invoices have been provided.

         13.9. PERFECTION CERTIFICATES AND SEARCH RESULTS. The Administrative Agent shall have received from each of the Borrowers a Perfection Certificate (as defined in the Security Agreement) and, except to the extent agreed in writing by the Administrative Agent to be completed on a post-closing basis, the results of Uniform Commercial Code searches with respect to the Collateral and the other assets of each of the Borrowers, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

         13.10. VALIDITY OF LIENS. The Security Documents shall, upon entry of the Interim Order or the Final Order, whichever occurs first, be effective to create in favor of the Administrative Agent and the Administrative Agent, as appropriate, for the benefit of the Banks and the Agents, a legal, valid and enforceable first priority (except for Permitted Liens entitled to priority under applicable law) Lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such Liens shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

         13.11. FIRST DAY ORDERS. All cash management and other "first day orders" submitted for entry on or about the date of the commencement of the Cases shall be in form and substance satisfactory to the Administrative Agent and, as entered, shall not deviate from the form thereof approved by the

Administrative Agent in any material respect which is adverse to the interests of the Banks or to the Prepetition Lenders under the Prepetition Credit Agreement.

         13.12. AMENDMENT TO PREPETITION CREDIT AGREEMENT. An amendment to the Prepetition Credit Agreement, in form and substance satisfactory to the Borrowers, the Agents, the Prepetition Lenders and the Prepetition Agents, shall have been duly executed and delivered by the respective parties thereto, and shall be in full force and effect. The amendment shall provide, among other things, for (i) consent to the use, sale and lease of collateral securing the Prepetition Lender Debt, including the use of cash collateral, and for the Carve Out and the priming Liens securing the Obligations to be senior to the Liens securing the Prepetition Lender Debt, in exchange for the adequate protection for the Prepetition Agents and the Prepetition Lenders contemplated hereby, (ii) the Prepetition Revolver and the Term Loan to bear interest at the Eurodollar Rate (as defined in the Prepetition Credit Agreement) with interest periods of not more than three months, and (iii) certain intercreditor arrangements among the Prepetition Lenders.

The Administrative Agent may in its discretion defer, and thereby waive as a closing condition under this ss.13, the execution and delivery of one or more of the Loan Documents (other than this Credit Agreement, the Notes, the Fee Letter and the Security Agreement) or the execution, delivery or provision any of the documents or other items to be executed and delivered or provided pursuant to ss.ss.13.6, 13.7, 13.9, and 13.10 (other than the fiRsT sentence) and the satisfaction of any condition related thereto. In the event of such a deferral and waiver as to any Loan Document or other document or item, the Borrowers agree to execute and deliver such Loan Document or, as the case may be, execute and deliver or provide such other document or item as soon as practicable following the Closing Date. Any such Loan Document or other document or item shall in any event be required to be executed and delivered or, as the case may be, executed and delivered or provided, and such condition shall be required to be satisfied, as a condition to the increase in the Total Commitment as contemplated by clause (ii) in the definition of that term.

14. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Loan and of the Issuing Bank to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         14.1. INTERIM ORDER OR FINAL ORDER. The Bankruptcy Court shall have entered the Interim Order or the Final Order and such Order shall be in full force and effect and shall not have been amended, modified, stayed, or reversed. If either the Interim Order or the Final Order is the subject of a pending appeal in any respect, none of such Orders, the making of the Loans, the issuance, extension or renewal of any Letters of Credit, or the performance by any of the Borrowers of any of the Obligations shall be the subject of a presently effective stay pending appeal. The Borrowers, the Agents, the Banks, the Prepetition Agents and the Prepetition Lenders shall be entitled to rely in good faith upon each of the Orders notwithstanding objection thereto or appeal therefrom by any interested party. The Borrowers, the Agents, the Banks, the Prepetition Agents and the Prepetition Lenders shall be permitted and required to perform their respective obligations in compliance with this Credit Agreement, notwithstanding any such objection or appeal unless the relevant Order has been stayed by a court of competent jurisdiction.

         14.2. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrowers contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing or would result from the making of such Loan.

         14.3. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Issuing Bank would make it illegal for the Issuing Bank to issue, extend or renew such Letter of Credit.

         14.4. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         14.5. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Banks and to the Agents and the Agents' Special Counsel, and the Banks, the Agents and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as either Agent or such counsel may reasonably request.

         14.6. PAYMENT OF FEES.The Borrowers shall have paid all fees, expenses and other amounts then due and owing on the Drawdown Date of such Loan or the date of the issuance, extension or renewal of such Letter of Credit.

15. EVENTS OF DEFAULT; ACCELERATION; ETC.

         15.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("EVENTS OF DEFAULT" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "DEFAULTS") shall occur:

                  (a) any of the Borrowers shall fail to pay any principal of, or interest on the Loans or any Reimbursement Obligation or any Letter of Credit Fee, commitment fee, or other fee or expense hereunder when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) any of the Borrowers shall fail to comply with any of their covenants contained in ss.10, 11 or 12;

                  (c) any of the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.15.1) anD such default shall continue for a period of ten (10) days after the occurrence thereof;

                  (d) any representation or warranty of any of the Borrowers in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (e) any of the Borrowers shall default in the payment when due of any principal of or interest on any postpetition Indebtedness, or any pre-petition Indebtedness if, by order of the Bankruptcy Court issued with respect to such pre-petition Indebtedness, the default thereunder entitles the holder thereof to relief from the automatic stay of ss.362 of the Bankruptcy Code, in excess oF $250,000 in the aggregate of such postpetition or pre-petition Indebtedness, or any event specified in any note, agreement, indenture or other document evidencing or securing any such postpetition Indebtedness shall occur if the effect of such event is to cause, or (with the giving of notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Indebtedness to become due, or to be prepaid in full prior to its stated maturity; or any of the Borrowers shall default in the payment when due of any amount in excess of $250,000 in the aggregate under any postpetition Derivative Transaction, or any event specified in any postpetition Derivative Transaction to which any of the Borrowers is a party shall occur if the effect of such event is to cause, or (with the giving of notice or the lapse of time or both) to permit, termination or liquidation payments in respect of such postpetition Derivative Transaction in excess of $250,000 to become due;

                  (f) any of the Borrowers shall be enjoined from conducting any part of its business as a debtor in possession, there shall occur any act of terrorism or other "force majeure" event disrupting any material portion of the businesses of the Borrowers, or there shall occur any loss or change in any license or permit of any of the Borrowers, which in each such case referred to this clause (f) would reasonably be expected to have a material adverse effect on the Borrowers, considered as a whole;

                  (g) IF ANY OF THE LOAN DOCUMENTS OR ANY OF THE DOCUMENTS CREATING OR EVIDENCING ANY OF THE PREPETITION LENDER DEBT SHALL BE CANCELLED, TERMINATED, REVOKED OR RESCINDED; OR THE ADMINISTRATIVE AGENT'S LIEN ON ANY OF THE COLLATERAL OR ANY OF THE LIENS SECURING THE PREPETITION LENDER DEBT SHALL CEASE TO BE PERFECTED OR HAVE THE PRIORITY CONTEMPLATED BY THIS CREDIT AGREEMENT, THE PREPETITION CREDIT AGREEMENT, OR THE ORDERS, AS THE CASE MAY BE, OR ANY ACTION AT LAW, SUIT OR IN EQUITY OR OTHER LEGAL PROCEEDING TO CANCEL, REVOKE, RESCIND OR OTHERWISE CHALLENGE ANY OF THE LOAN DOCUMENTS OR THE PREPETITION LENDER DEBT OR THE LIENS SECURING THE OBLIGATIONS OR THE PREPETITION LENDER DEBT SHALL BE COMMENCED BY ANY OF THE BORROWERS; OR ANY COURT OR ANY OTHER GOVERNMENTAL OR REGULATORY AUTHORITY OR AGENCY OF COMPETENT JURISDICTION SHALL MAKE A DETERMINATION THAT, OR ISSUE A JUDGMENT, ORDER, DECREE OR RULING TO THE EFFECT THAT, ANY ONE OR MORE OF THE LOAN DOCUMENTS OR ANY OF THE DOCUMENTS CREATING OR EVIDENCING ANY OF THE PREPETITION LENDER DEBT IS ILLEGAL, INVALID OR UNENFORCEABLE IN ACCORDANCE WITH THE TERMS THEREOF;

                  (h) (i) any of the Borrowers or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an amount in excess of $250,000; (ii) any of the Borrowers or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan in an amount in excess of $250,000; (iii) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of ss.302(f)(1) of ERISA in an amount iN excess of $250,000 shall occur and the Administrative Agent determines in its reasonable discretion that such event could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; (iv) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (v) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

                  (i) there shall occur any material damage to, or loss, theft or destruction of any material item of Collateral which is not insured or which is insured but as to which loss, theft or destruction, the insurance proceeds relating thereto have not been paid to the Administrative Agent, for the benefit of the Banks and the Agents, in accordance with the terms of the Security Documents;

                  (j) the Bankruptcy Court shall enter any order (i) amending, supplementing, altering, staying, vacating, rescinding or otherwise modifying any Order or any other order with respect to any of the Cases affecting in any material respect this Credit Agreement or the Prepetition Credit Agreement, (ii) appointing a chapter 11 trustee or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code in any of the Cases, (iii) dismissing any of the Cases or converting any of the Cases to a chapter 7 case, or (iv) granting relief from the automatic stay to any creditor holding or asserting a Lien or reclamation claim on a material portion (i.e., more than $250,000 in the aggregate) of the assets of any of the Borrowers or where the deprivation of any of the Borrowers of such assets would reasonably be expected to have a material adverse effect on the Borrowers, considered as a whole;

                  (k) the Bankruptcy Court shall fail to enter the Final Order by January 31, 2002;

                  (l) an application shall be filed by any of the Borrowers for the approval of any other Superpriority Claim (exclusive of the Superpriority Claim in favor of the Prepetition Lenders) in any of the Cases which is PARI PASSU with or senior to the claims of the Administrative Agent and the Banks against any of the Borrowers unless after giving effect to the transactions contemplated by such application, all Obligations and the Prepetition Lender Debt (whether contingent or otherwise) shall be paid in full in cash and the Commitments shall be terminated), or there shall arise any such Superpriority Claim;

                  (m) any of the Borrowers shall be unable to pay its postpetition debts as they mature, shall fail to comply with any order of the Bankruptcy Court in any material respect, or shall fail to make, as and when such payments become due or otherwise, any adequate protection payments with respect to the Prepetition Debt which are required or permitted by the Orders or any other order of the Bankruptcy Court;

                  (n) there shall remain undischarged for more than thirty (30) days any final postpetition judgment or execution action against any of the Borrowers, or relief from the automatic stay of Section 362(a) of the Bankruptcy Code shall be granted to any creditor or creditors of any of the Borrowers with respect to assets having an aggregate value in excess of $250,000 or where the deprivation of any of the Borrowers of such assets would reasonably be expected to have a material adverse effect on the Borrowers, considered as a whole;

                  (o) ANY OF THE BORROWERS SHALL FILE A MOTION IN ANY OF THE CASES (I) EXCEPT FOR THE PAYMENT OF PAYROLL AND PAYROLL-RELATED EXPENSES AND AS OTHERWISE PROVIDED IN THE ORDERS, TO USE CASH COLLATERAL OF THE BANKS OR OF THE PREPETITION LENDERS UNDER SECTION

         363(C) OF THE BANKRUPTCY CODE WITHOUT THE BANKS' AND THE PREPETITION LENDERS' CONSENT, (II) TO RECOVER FROM ANY PORTIONS OF THE COLLATERAL ANY COSTS OR EXPENSES OF PRESERVING OR DISPOSING OF SUCH COLLATERAL UNDER SECTION 506(C) OF THE BANKRUPTCY CODE, TO CUT OFF RIGHTS IN THE COLLATERAL UNDER SECTION 552(B) OF THE BANKRUPTCY CODE, OR (III) TO TAKE ANY OTHER ACTION OR ACTIONS ADVERSE TO THE BANKS OR THE PREPETITION LENDERS OR THEIR RIGHTS AND REMEDIES HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE DOCUMENTS EVIDENCING OR CREATING ANY OF THE PREPETITION LENDER DEBT OR THE BANKS' OR THE PREPETITION LENDERS' INTEREST IN ANY OF THE COLLATERAL;

                  (p) A SUIT OR ACTION AGAINST ANY OF THE BANKS, THE AGENTS, THE PREPETITION AGENTS, OR THE PREPETITION LENDERS SHALL BE COMMENCED BY ANY OF THE BORROWERS OR THE PREPETITION BORROWERS, ANY FEDERAL, STATE ENVIRONMENTAL PROTECTION OR HEALTH AND SAFETY AGENCY OR ANY OFFICIAL COMMITTEE IN ANY CASE, WHICH SUIT OR ACTION ASSERTS ANY CLAIM OR LEGAL OR EQUITABLE REMEDY CONTEMPLATING SUBORDINATION OF ANY CLAIM OR LIEN OF THE BANKS, THE AGENTS, THE PREPETITION LENDERS, OR THE PREPETITION AGENTS, AND SHALL REMAIN UNDISMISSED OR UNSTAYED FOR THIRTY (30) DAYS AFTER ITS COMMENCEMENT WITHOUT ANY PRELIMINARY RELIEF OF THE NATURE SOUGHT HAVING BEEN GRANTED; AND, WITH RESPECT TO ANY SUIT OR ACTION BY ANY SUCH FEDERAL OR STATE AGENCY OR OFFICIAL COMMITTEE, A PRELIMINARY ORDER FOR RELIEF OR JUDGMENT OR DECREE SHALL HAVE BEEN ENTERED IN SUCH SUIT OR ACTION AGAINST THE BANKS, THE AGENTS, THE PREPETITION AGENTS, OR THE PREPETITION LENDERS AND, IN THE CASE OF A PRELIMINARY ORDER, SUCH PRELIMINARY ORDER HAS NOT BEEN STAYED WITHIN TEN (10) DAYS AFTER ITS ENTRY;

                  (q) (i) the failure to submit to the Agents, the Banks, the Prepetition Agents and the Prepetition Lenders by February 28, 2002, the Borrowers' business plan addressing the restructuring of the Borrowers' business operations; (ii) the failure to submit to the Agents, the Banks, the Prepetition Agents and the Prepetition Lenders by March 31, 2002, the Borrowers' capital restructuring plan; (iii) the failure to file by June 30, 2002, a Reorganization Plan and a disclosure statement consistent with the business and capital restructuring plans; and (iv) unless waived by the Required Lenders and the Agents in connection with the extension of the Termination Date as contemplated by the definition of that term, the failure of such Reorganization Plan to become effective within 12 months following the Closing Date;

                  (r) the subordination terms of the Subordinated Debt or any other prepetition subordination agreements in favor of any of the Prepetition Lenders or the Banks shall not be enforceable by any of the Prepetition Lenders, the Prepetition Agents, the Banks, or the Agents; or

                  (s) the occurrence of an event of default or contempt under either of the Orders;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers.

         15.2. TERMINATION OF COMMITMENTS. If any Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Banks, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve any of the Borrowers of any of the Obligations.

         15.3. REMEDIES. Upon the occurrence of an Event of Default, the Administrative Agent shall provide the Borrowers, the United States Trustee and the Creditors' Committee with five Business Days prior notice to the exercise of remedies under this section and under the Security Documents, which such notice will specify the Event of Default and the basis therefor and will be given by the Administrative Agent via facsimile to counsel to both the Borrowers, the United States Trustee and the Creditors' Committee. During such five Business Day notice period, the Borrowers have the right to seek an emergency hearing before the Bankruptcy Court for the sole purpose of determining whether an Event of Default has occurred; PROVIDED that the Borrowers shall have no right to use or seek to use the Collateral during such five Business Day notice period, except for the payment of payroll and payroll-related expenses. Unless during such five Business Day notice period the Bankruptcy Court determines that an Event of Default has not occurred, upon the expiration of such five Business Day notice period (a) the Administrative Agent shall have relief from the automatic stay and may foreclose on all or any portion of the Collateral or otherwise exercise remedies against the Collateral permitted by the Security Documents and other nonbankruptcy law, including, without limitation, the exercise of rights of setoff and the maintenance of cash collateral in an amount equal to 105% of the Maximum Amount of the Letters of Credit, (b) the Prepetition Administrative Agent shall likewise thereafter have relief from the automatic stay and may foreclose on all or any portion of the collateral securing the Prepetition Indebtedness or otherwise exercise remedies against such collateral permitted by the "Security Documents" (as defined in the Prepetition Credit Agreement) and other nonbankruptcy law, including, without limitation, the exercise of rights of setoff and the maintenance of cash collateral, and (c) any right of any of the Borrowers to use cash collateral shall cease.

         In addition, at the expiration of any five Business Day notice period referred to above, in case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to ss.15.1, each Bank, if owed any amount with respect to the Loans, Reimbursement Obligations or other Obligations, may, and the Administrative Agent may, if requested by the Required Banks and in its sole discretion, on behalf of the Banks, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Administrative Agent or the holder of any Note or the purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         15.4. DISTRIBUTION OF COLLATERAL PROCEEDS.

                  (a) In the event that, following the Termination Declaration Date, either Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be applied to the Obligations and to the Prepetition Lender Debt as follows:

                           (i) first, to the payment of, or (as the case may be)
                  the reimbursement of the Agents for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agents in connection with the collection of such monies by either Agent, for the exercise, protection or enforcement by either Agent of all or any of the rights, remedies, powers and privileges of either Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agents against any taxes or liens which by law shall have, or may have, priority over the rights of the Agents to such monies;

                           (ii) second, to pay interest on, and then principal
                  of, Swing Line Loans;

                           (iii) third, to pay interest on the Loans (other than
                  Swing Line Loans) then due and payable;

                           (iv) fourth, to any other Obligations then due and
                  payable;

                           (v) fifth, to pay the principal of Loans (it being
                  understood that such repayment shall be accompanied by a permanent reduction in the Total Commitment (if then in effect) in the amount of such repayment);

                           (vi) sixth, to cash collateralize Letters of Credit
                  in an amount equal to 105% of the Maximum Drawing Amount thereof;

                           (vii) SEVENTH, TO PAY INTEREST ON THE TERM LOAN, THE
                  PREPETITION REVOLVER AND ANY OTHER PREPETITION LENDER DEBT OTHER THAN PRINCIPAL OF THE TERM LOAN AND THE PREPETITION REVOLVER;

                           (viii) EIGHTH, TO PAY ANY PRINCIPAL OF THE TERM LOAN
                  AND THE PREPETITION REVOLVER;

                           (ix) NINTH, UPON PAYMENT AND SATISFACTION IN FULL OR
                  OTHER PROVISIONS FOR PAYMENT IN FULL SATISFACTORY TO THE BANKS AND THE ADMINISTRATIVE AGENT OF ALL OF THE OBLIGATIONS AND TO THE PREPETITION LENDERS OF ALL OF THE PREPETITION LENDER DEBT, TO THE PAYMENT OF ANY OBLIGATIONS REQUIRED TO BE PAID PURSUANT TO SS.9-608(A)(1)(C) OR 9-615(A)(3) OF THE UNIFORM COMMERCIAL CODE; AND

                           (x) tenth, the excess, if any, shall be returned to
                  the Borrowers or to such other Persons as are entitled thereto.

                  (b) (i) With respect to each type of Obligation owing to the Banks or Prepetition Lender Debt owing to the Prepetition Lenders, such as interest, principal, fees and expenses, all payments shall be made to the Banks or the Prepetition Lenders, as the case may be, PRO RATA, and (ii) the Administrative Agent may in its discretion make proper allowance on a PRO RATA basis among the Banks or the Prepetition Lenders to take into account any Obligations or Prepetition Lender Debt not then due and payable.

                  (c) None of the Agents and the Banks shall be subject to marshalling. HOWEVER, UPON THE COLLECTION OR DISPOSITION OF COLLATERAL SECURING BOTH THE OBLIGATIONS AND THE PREPETITION DEBT, THE PROCEEDS THEREOF OTHERWISE TO BE APPLIED PURSUANT TO THIS SS.15.4 TO THE OBLIGATIONS MAY, IN THE DISCRETION OF THE AGENTS AND THE MAJORITY BANKS, BE APPLIED TO THE PREPETITION LENDER DEBT.

16. SHARING OF SET-OFFS, ETC.

         Each of the Banks agrees with each other Bank that if such Bank shall receive from any of the Borrowers, whether by voluntary payment, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by or constituting Reimbursement Obligations owed to such Bank, by proceedings against any of the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by or

Reimbursement Obligations owing to such Bank, any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by and Reimbursement Obligations owing to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by, or Reimbursement Obligations owing to it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

17. THE AGENTS.

         17.1. AUTHORIZATION.

                  (a) The Agents are authorized to take such action on behalf of each of the Banks and, in so far as such action relates to them, the Prepetition Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agents, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agents.

                  (b) The relationship between each Agent and each of the Banks and, in so far as such action relates to them, the Prepetition Lenders is that of an independent contractor. The use of the term "Agent" is for convenience only and such term is used to describe, as a form of convention, the independent contractual relationship between either Agent and each of the Banks or, in so far as such action relates to them, the Prepetition Lenders. Nothing contained in this Credit Agreement or the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between either Agent and any of the Banks or, in so far as such action relates to them, the Prepetition Lenders.

                  (c) As an independent contractor empowered by the Banks and, in so far as such action relates to them, the Prepetition Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, each Agent is nevertheless a "representative" of the Banks and, in so far as such action relates to them, the Prepetition Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks or, in so far as such action relates to them, the Prepetition Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any Liens in collateral security intended to secure the payment or performance of any of the Obligations or any of the Prepetition Lender Debt, all for the benefit of the Banks, the Agents, the Prepetition Lenders and the Prepetition Agents.

                  (d) In addition, to the extent deemed necessary or advisable by the Administrative Agent in order to receive and hold the security interest contemplated by the Security Documents, but without conflict with the provisions of ss.17.1(b), each of the Banks hereby appoints Fleet National Bank, in itS capacity as Administrative Agent, and any successor Administrative Agent, to act as trustee/mortgagee on its behalf and the Administrative Agent hereby accepts such appointment. The provisions of this ss.17 shall apply to such appointment as well.

         17.2. EMPLOYEES AND AGENT. Each Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. Each Agent may utilize the services of such Persons as such Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers, subject to any limitations therefor provided in ss.18.1.

         17.3. NO LIABILITY. Neither Agent or nor any of its shareholders, directors, officers or employees or any other Person assisting such Agent in its duties or any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that such Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         17.4. NO REPRESENTATIONS.

                  17.4.1. GENERAL. Neither Agent shall be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Obligations, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes or the Letters of Credit, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any of the Borrowers, nor shall either Agent be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Obligations or the Prepetition Lender Debt or to inspect any of the properties, books or records of any of the Borrowers. Neither Agent shall be bound to ascertain whether any notice, consent, waiver or request delivered to it by any of the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. Neither Agent has made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial condition of any of the Borrowers. Each Bank acknowledges that it has, independently and without reliance upon either Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                  17.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in ss.13, each Bank that has executed this Credit Agreement shall be deemed to havE consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by either Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Administrative Agent active upon the Borrowers' account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent to such effect on or prior to the Closing Date.

         17.5. PAYMENTS.

                  17.5.1. PAYMENTS TO AGENT. A payment by the Borrowers to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Administrative Agent agrees promptly to distribute to each Bank such Bank's PRO RATA share of payments received by the Administrative Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  17.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  17.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the

         Administrative Agent its PRO RATA share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of ss.17 with respect to making dispositions and arrangements with thE other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "DELINQUENT BANK") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         17.6. HOLDERS OF NOTES. Each Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         17.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless each Agent and its affiliates and the Issuing Bank from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which either Agent, the Issuing Bank or such affiliate has not been reimbursed by the Borrowers as required by ss.18), and liabilities of every nature anD character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or either Agent's or the Issuing Bank's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the such Agent's or the Issuing Bank's willful misconduct or gross negligence.

         17.8. AGENT AS BANKS. In its individual capacity, each of Fleet National Bank, any successor Administrative Agent and any successor Syndication Agent shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and the purchaser of any Letter of Credit Participation, as it would have were it not also an Agent.

         17.9. RESIGNATION. Either Agent or the Issuing Bank may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent or Issuing Bank. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent or Issuing Bank shall be reasonably acceptable to the Borrowers. If no successor Agent or Issuing Bank shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's or Issuing Bank's giving of notice of resignation, then the retiring Agent or Issuing Bank may, on behalf of the Banks, appoint a successor Agent or Issuing Bank, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent or Issuing Bank hereunder by a successor Agent or Issuing Bank, such successor Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Issuing Bank, and the retiring Agent or Issuing Bank shall be discharged from its duties and obligations hereunder. After any retiring Agent's or Issuing Bank's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent or Issuing Bank.

         17.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Agents hereby agree that upon receipt of any notice under this ss.17.10 they shall promptly notify the otheR Banks of the existence of such Default or Event of Default.

         17.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (i) so requested by the Required Banks and (ii) the Banks have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Banks may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, PROVIDED that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

18. EXPENSES AND INDEMNIFICATION.

         18.1. EXPENSES. The Borrowers jointly and severally agree to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein,
(ii) any taxes (including any interest and penalties in respect thereto) payable by either Agent or any of the Banks (other than taxes based upon either Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to jointly and severally indemnify each Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agents' Special Counsel, additional special counsel to the Agents and any local counsel to the Agents incurred in connection with the preparation, execution, delivery, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, any cash management documentation and related matters, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, the cancellation of any Loan Document upon payment in full in cash of all of the Obligations and the termination of the Commitments or pursuant to any terms of such Loan Document providing for such cancellation, or services rendered in connection with representing the Agents and the Banks in the chapter 11 or 7 cases of the Borrowers, (iv) the fees, expenses and disbursements of each of the Agents or any of its affiliates incurred by such Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including fees, expenses and disbursements associated with collateral examination and appraisals and environmental surveys, (v) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or either Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or either Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers or the administration thereof after the occurrence of an Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or such Agent's relationship with any of the Borrowers, (vi) all reasonable fees, expenses and disbursements of any Bank or either Agent and their counsel incurred in connection with the filing and recordation of the Administrative Agent's liens and security interests pursuant to the Security Documents and with UCC searches any fees, costs and expenses and bank charges, including bank charges for returned checks, incurred by the Administrative Agent or any Bank in establishing, maintaining or handling agency accounts, lock box accounts, cash management arrangements and/or any other accounts, agreements or arrangements for the collection of any of the Collateral, and (viii) the reasonable fees and expenses of the advisor(s), if any, retained by either Agent, including those retained in connection with the chapter 11 or 7 cases of the Borrowers.

         18.2. INDEMNIFICATION. (a) THE BORROWERS JOINTLY AND SEVERALLY AGREE TO INDEMNIFY AND HOLD HARMLESS EACH OF THE AGENTS, ITS AFFILIATES AND THE BANKS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES AND AGENTS

(INCLUDING THE AGENTS AND THEIR AFFILIATES WHEN EXERCISING DISCRETIONARY RIGHTS GRANTED HEREUNDER) FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS AND SUITS WHETHER GROUNDLESS OR OTHERWISE, AND FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES AND EXPENSES OF EVERY NATURE AND CHARACTER ARISING OUT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY INCLUDING, WITHOUT LIMITATION, (I) ANY ACTUAL OR PROPOSED USE BY ANY OF THE BORROWERS OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (II) ANY OF THE BORROWERS ENTERING INTO OR PERFORMING THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, (III) WITH RESPECT TO ANY OF THE BORROWERS AND THEIR RESPECTIVE PROPERTIES AND ASSETS, THE VIOLATION OF ANY ENVIRONMENTAL LAW, THE PRESENCE, DISPOSAL, ESCAPE, SEEPAGE, LEAKAGE, SPILLAGE, DISCHARGE, EMISSION, RELEASE OR THREATENED RELEASE OF ANY HAZARDOUS SUBSTANCES OR ANY ACTION, SUIT, PROCEEDING OR INVESTIGATION BROUGHT OR THREATENED WITH RESPECT TO ANY HAZARDOUS SUBSTANCES (INCLUDING, BUT NOT LIMITED TO, CLAIMS WITH RESPECT TO WRONGFUL DEATH, PERSONAL INJURY OR DAMAGE TO PROPERTY), OR (IV) EXCEPT TO THE EXTENT THAT ANY SUCH LIABILITY, LOSS, DAMAGE OR EXPENSE SHALL HAVE BEEN FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION TO HAVE BEEN CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF EITHER AGENT OR A BANK, THE ADMINISTRATIVE AGENT OR ANY BANK ENTERING INTO ANY AGENCY AGREEMENTS OR OTHER ARRANGEMENTS WITH RESPECT TO ANY LOCKBOX ACCOUNTS MAINTAINED BY ANY OF THE BORROWERS WITH ANY PERSON, INCLUDING ANY LIABILITY OF EITHER AGENT OR ANY BANK ARISING UNDER ANY INDEMNIFICATION OBLIGATIONS INCURRED PURSUANT TO ANY OF THE FOREGOING, IN EACH CASE INCLUDING, WITHOUT LIMITATION, THE REASONABLE OUT-OF-POCKET FEES AND DISBURSEMENTS OF COUNSEL AND ALLOCATED COSTS OF INTERNAL COUNSEL INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING. IN LITIGATION, OR THE PREPARATION THEREFOR, THE BANKS AND THE AGENTS AND THEIR AFFILIATES SHALL BE ENTITLED TO SELECT THEIR OWN COUNSEL AND, IN ADDITION TO THE FOREGOING INDEMNITY, THE BORROWERS AGREE TO PAY PROMPTLY THE REASONABLE FEES AND EXPENSES OF SUCH COUNSEL. IF AND TO THE EXTENT THAT THE OBLIGATIONS OF THE BORROWERS UNDER THIS SS.18.2 ARE UNENFORCEABLE FOR ANY REASON, THE BORROWERS HEREBY AGREE TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT IN SATISFACTION OF SUCH OBLIGATIONS WHICH IS PERMISSIBLE UNDER APPLICABLE LAW.

         (b) THE BORROWERS SHALL FURTHER JOINTLY AND SEVERALLY INDEMNIFY THE AGENTS (AND THEIR AFFILIATES) AND THE BANKS AND HOLD THE AGENTS (AND THEIR AFFILIATES) AND THE BANKS HARMLESS FROM AND AGAINST ANY LOSS, COST OR EXPENSE INCURRED OR SUSTAINED BY SUCH AGENT (OR SUCH AFFILIATE) OR ANY BANKS IN PROVIDING PAYROLL, CONCENTRATION ACCOUNT, LOCK BOX, COLLECTION, DISBURSEMENT AND OTHER CASH MANAGEMENT SERVICES TO ANY OF THE BORROWERS OR THEIR SUBSIDIARIES.

         18.3. SURVIVAL. The covenants contained in this ss.18 shall survive payment or satisfaction in full oF all other Obligations and the termination of the Commitments.

19. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Banks and the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate, document, instrument or other paper delivered by any of the Borrowers to any Bank or either Agent pursuant to or in connection with this Credit Agreement or any of the other Loan Documents shall constitute representations and warranties by such Borrower hereunder.

20. ASSIGNMENT AND PARTICIPATION.

         20.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it and its participating interest in the risk related to any Letters of Credit); PROVIDED that (i) either
(a) such assignment is to another Bank or an affiliate of the assigning Bank or
(b) the Administrative Agent shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (iii) each assignment shall be in a minimum amount of $500,000 (or if less, the entire Commitment of the assigning Bank), and (iv) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT D hereto (an "ASSIGNMENT AND ACCEPTANCE"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof (unless an earlier effective date is agreed to by the Administrative Agent), (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in ss.20.3, be released from its obligations under this Credit Agreement.

         20.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, and that it has made arrangements with the assignee Bank satisfactory to such assignor with respect to its PRO RATA share of Letter of Credit Fees with respect to outstanding Letters of Credit, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

                  (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations or any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in ss.9.4 and ss.10.4 and such other documeNtS and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Bank, either Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee;

                  (f) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

         20.3. REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Banks and the Commitment Percentages, and principal amount of the Loans owing to, and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Administrative Agent a registration fee in the sum of $5,000.

         20.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrowers, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this ss.20.4, the Borrowers shall deliver aN opinion of counsel, addressed to the Banks and the Administrative Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrowers.

         20.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (i) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers and (ii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitments of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         20.6. DISCLOSURE. Each of the Borrowers agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         20.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any assignee Bank is an Affiliate of the Borrowers, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.15.1 or ss.15.2, and the determination of the Required Banks shall for all purposes of this CreDiT Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans to a participant, and such participant is one of the Borrowers or an Affiliate of one of the Borrowers, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.15.1 or ss.15.2 to the extEnT that such participation is beneficially owned by one of the Borrowers or any Affiliate of one of the Borrowers, and the determination of the Required Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation.

         20.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to ss.18 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this ss.20 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rightS under this Credit Agreement (including all or any portion of its Notes) to any (a) of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341 or (b) to a lender to such Bank (or a trusTeE therefor) in connection with a bona fide financing transaction. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         20.9. ASSIGNMENT BY BORROWERS. None of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

         20.10. ASSIGNMENT OF AGENCY ROLES. At any time the Administrative Agent shall be permitted to assign the role of syndication agent to any financial institution acceptable to the Administrative Agent in its discretion which becomes a Bank hereunder (the "NEW SYNDICATION AGENT"), PROVIDED that unless a Default or Event of Default shall have occurred and be continuing, the Borrowers shall have given their prior written consent to such assignment, which consent will not be unreasonably withheld. After any such assignment, the New Syndication Agent shall be treated as the "Syndication Agent" for all purposes hereunder. The assignor Syndication Agent shall retain its rights to receive payment pursuant to ss.18 for expenses arising prior to the date of sucH assignment, and to be indemnified pursuant to ss.ss.17.7 and 18 with respect to any claims or actions arising prIoR to the date of such assignment.

21. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by facsimile and confirmed by delivery via courier or postal service, addressed as follows:

         (a) if to the Borrowers, at NationsRent, Inc., 450 East Las Olas Boulevard, Suite 1400, Ft. Lauderdale, Florida 33301, Attention: Ezra Shashoua, Executive Vice President, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice;

         (b) if to the Administrative Agent, at Fleet National Bank, 100 Federal Street, Boston, Massachusetts 02110, Attention: Peter Haley, Vice President, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice;

         (c) if to the Syndication Agent, at Fleet National Bank, 100 Federal Street, Boston, Massachusetts 02110, Attention: Peter Haley, Vice President, or such other address for notice as the Syndication Agent shall last have furnished in writing to the Person giving the notice; and

         (d) if to any Bank, at such Bank's address as set forth the Note executed by the Borrowers and delivered to such Bank, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

22. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE BANKRUPTCY COURT AND/OR THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SS.21. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

23. HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

24. COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

25. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.27.

26. WAIVER OF JURY TRIAL.

         EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF WHICH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE BORROWERS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE BORROWERS
(I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR EITHER AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR SUCH AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND
(II) ACKNOWLEDGES THAT THE AGENTS AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers, the written consent of the Agents and the written consent of the Required Banks and, if modifying any express representation, warranty, covenant or condition precedent in favor of the Prepetition Lenders as such, by the "Majority Lenders" under and as defined in the Prepetition Credit Agreement. However, the consent of the "Majority Lenders" under and as defined in the Prepetition Credit Agreement shall not be required for a waiver or modification by which proceeds of dispositions of assets acquired by any of the Borrowers after the commencement of the Cases are not applied to Prepetition Lender Debt. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to ss.7.5 following the effective date of any waiver by the Required Banks of the Default or Event oF Default relating thereto) or the amount of the commitment fee or Letter of Credit Fees may not be decreased without the written consent of each Bank affected thereby; the principal amount of the Loans may not be decreased without the written consent of each Bank affected thereby, the amount of the Commitments may not be increased without the written consent of the Borrowers and of each Bank affected thereby (except as otherwise provided in ss.2.3(c)); the Termination Date (except as provided in the definition of that term) may not be postponed withouT the written consent of each Bank affected thereby; this ss.27 and the definition of Required Banks may not bE amended, without the written consent of all of the Banks; and reference to the Fee Letter and ss.17 may not bE amended without the written consent of each Agent affected thereby. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of either Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any of the Borrowers shall entitle any of the Borrowers to other or further notice or demand in similar or other circumstances.

28. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first set forth above.

                                            BORROWERS:
                                            NATIONSRENT, INC.
                                            NATIONSRENT USA, INC.
                                            NATIONSRENT TRANSPORTATION
                                              SERVICES, INC.
                                            NR DELAWARE, INC.
                                            NRGP, INC.
                                            NATIONSRENT WEST, INC.
                                            LOGAN EQUIPMENT CORP.
                                            NR DEALER, INC.
                                            NR FRANCHISE COMPANY
                                            BDK EQUIPMENT COMPANY, INC., each
                                            as a debtor and a debtor in
                                            possession

                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONSRENT OF TEXAS, LP
                                            NATIONSRENT OF INDIANA, LP, each as
                                            a debtor and a debtor in possession
                                            By: NRGP, Inc., general partner

                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            ADMINISTRATIVE AGENT, SYNDICATION
                                            AGENT, SWING BANK, ISSUING BANK,
                                            AND LENDER:

                                            FLEET NATIONAL BANK

                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            LEAD ARRANGER AND BOOK MANAGER:
                                            joining in signing this Credit
                                            Agreement for purposes of ss.6.1

                                            FLEET SECURITIES, INC.

                                            By:
                                                --------------------------------
                                            Name:
                                            Title: